Pantheon Global Code of Ethics

Last Reviewed February 2026

1.	About the Code of Ethics

A.	Overview

This Global Code of Ethics (the “Code”) describes important policies concerning the personal conduct responsibilities of Pantheon Associates (as defined in the “Certification” section below) of the Pantheon Group1 (“Pantheon”) that are intended to address certain ethical, legal, and regulatory requirements. Associates are required to read and become knowledgeable about the Code and to adhere to both the principles and specifics of these policies, as well as all applicable laws, regulations, and rules. Failure to do so may have adverse consequences as discussed below under “Consequences for Violating the Code.”

The continued success of Pantheon depends upon its relationships with its clients, investors, and portfolio fund managers and its excellent reputation as an organization with integrity and ethical conduct in all of its dealings. Pantheon is committed to maintaining its tradition of ethical conduct and, to this end, requires high ethical behavior as well as strict adherence to applicable legal and regulatory requirements from its Associates.

In addition to the Code, Pantheon Associates must also abide by the Compliance Manual for the jurisdiction related to such Associate. Associates also may be required to comply with other policies and procedures generally or more specifically relating to their particular role or responsibilities.

Some US-based Pantheon Associates are also Registered Representatives (“RRs”) of Pantheon Securities, LLC (“PSL”). Accordingly, these Associates are also subject to the PSL Written Supervisory Procedures and Compliance Manual (“WSPs”), as well as applicable federal and state securities laws and regulations and Financial Industry Regulatory Authority (“FINRA”) rules.

Where this Code requires Associates (and thus RRs of PSL) to contact, report to, receive approval from, or otherwise engage with Pantheon’s Senior Management, Legal and Compliance Team, Risk Team, Information Security Officer/IT, or any other applicable Pantheon officer, group or committee, in connection with their business or non-business-related activities, the RRs must also, to the extent applicable to the securities business of PSL, contact, report to, receive approval from, or otherwise engage with PSL’s Chief Executive Officer, Chief Compliance Officers, or other respective Supervising Principals,

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Pantheon Group refers to Pantheon Holdings Limited, Pantheon Ventures, Inc., Pantheon Ventures (UK) LLP, Pantheon Ventures (US) LP, Pantheon Infra Advisors LLC, Pantheon Ventures (Ireland) DAC, Pantheon Ventures (Asia) Limited, Pantheon Ventures (Singapore) Pte Ltd., Pantheon Korea Inc., and each of their respective subsidiaries and subsidiary undertakings, from time to time, including any successor or assign of any of the foregoing entities for so long as such successor or assign is directly or indirectly a subsidiary or subsidiary undertaking of a holding company or parent undertaking of any of the foregoing entities or is controlled by any person or persons which control(s) any of the foregoing entities. Its principal operating entities are based in the US (San Francisco and New York), the UK (London), Ireland (Dublin), Japan (Tokyo), Singapore, and South Korea (Seoul). Pantheon Ventures Inc., Pantheon Ventures (US) LP, Pantheon Ventures (UK) LLP, and Pantheon Infra Advisors LLC are, inter alia, registered as investment advisors with the Securities and Exchange Commission (“SEC”). Pantheon Ventures (UK) LLP also is authorised and regulated by the Financial Conduct Authority (“FCA”) in the United Kingdom. Pantheon Ventures (Ireland) DAC is regulated by the Central Bank of Ireland (CBI). Pantheon Ventures (Asia) Limited, registered as a Type II Financial Instruments Business and Investment Advisory and Agency Business Operator under the registration entry “Director General of the Kanto Local Finance Bureau (Financial Instruments Business Operator) No. 3138” under the Financial Instruments and Exchange Act of Japan (the “FIEA”) and a regular member of the Type II Financial Instruments Firms Association of Japan and Japan Investment Advisers Association, to “Professional Investors” (tokuteitoshika) as defined in Article 2, paragraph 31 of the FIEA. Pantheon Ventures (Singapore) Pte Ltd. holds a capital markets services license (“CMSL”) which is issued by the Monetary Authority of Singapore (“MAS”) to conduct fund management activities. Pantheon Ventures (Guernsey) Ltd and a number of other Pantheon entities incorporated in Guernsey are regulated by the Guernsey Financial Services Commission (GFSC). Pantheon Securities, LLC is an SEC-registered US limited purpose broker dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). The registrations and memberships described above in no way imply that the SEC, FCA, CBI, KLFB, MAS, GFSC, FINRA or SIPC have endorsed any of the referenced entities, their products or services, or this code.

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as applicable. This obligation may be satisfied to the extent PSL or an appropriate PSL principal (i) is involved with and participates in the applicable Pantheon group or committee, (ii) serves in the role of the applicable Pantheon position to which Associates must report pursuant to this Code, or (iii) otherwise has access to such information and/or the information systems that record and maintain records of such contact, reports, approvals, or engagements.

This Code is implemented and supervised by the Compliance Team. Any questions regarding this Code and any uncertainties or problems relating to compliance must be directed to the Compliance Team whose responsibility it is to ensure that this Code (and the policies referenced herein) are kept up to date.

B.	Certification

This Code (and the policies referenced herein) must be followed by all “access persons”, namely those persons who have access to information regarding investment decisions, transactions and portfolio holdings. Unless the Compliance Team otherwise agrees, “access persons” would include all officers, partners and employees of Pantheon, as well as any interns, consultants or self-employed contractors (together “Associates”). The Compliance Team may designate additional persons as “access persons” (Associates) or exclude persons as “non-access persons”, should it be deemed appropriate, in relation to all or part of this Code.

All Pantheon Associates are required to certify, via the Pantheon internal reporting system, no later than 10 days after their start date and annually thereafter that they (1) received a copy of the Code and (2) agree to comply with its terms.

The individuals described above are also required annually to certify information concerning their personal security accounts, personal securities transactions and other information as described in this Code of Ethics. All certifications and reporting required under the Code shall be made via the Pantheon internal reporting system.

2.	Conflicts of Interest

Pantheon has an affirmative duty of care, loyalty, honesty, good faith, and fair dealing to act in the best interests of our clients/investors. Compliance with this duty requires that we avoid conflicts of interest to the best of our ability. Should any conflict or potential conflict arise with respect to any client/investor, all material facts and details must be promptly disclosed to your manager and the Compliance Team. Under no circumstances should your interests or the interests of Pantheon be placed above the interests of our clients/investors.

It is important to note that potential conflicts of interest often arise in the ordinary course of business. Pantheon’s policies are focused on the identification and management of these potential conflicts in order to minimize the risk of prejudicing our clients and investors.

Conflicts that are not appropriately managed may harm clients/investors. Even the appearance of a potential conflict that has not been appropriately managed may damage Pantheon’s reputation.

Although it may not be possible to foresee every potential conflict of interest that may arise, you should be sensitive to actual or potential conflicts and bring them to the attention of your supervisor and seek the advice of the Compliance Team when confronted with any conflict of interest issues.

For further information, please refer to Pantheon’s Conflicts of Interest Policy which is available on the Legal & Compliance sub-site of the Pantheon intranet.

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3.	Confidentiality

Confidentiality is another fundamental duty we owe to our clients / investors, as well as to our fellow Associates. You must protect and maintain the confidentiality of sensitive, proprietary, non-public and/or personal information which may come into your possession regarding Pantheon, its Associates, clients/investors, fund managers, co-investors, service providers, vendors and any other persons or entities with whom we transact. You must not disclose such information to any persons or entities outside of Pantheon without prior authorization from Pantheon or unless mandated by law or regulation.

If you become aware that the security of any confidential, sensitive, proprietary, non-public or personal information may have been compromised, lost or stolen, you must promptly report the matter to the Compliance Team and Information Security Officer.

Please refer to Annex A for additional details on Pantheon’s Confidentiality and Privacy Policy. Pantheon also maintains standalone Information Security, Cybersecurity, Data Protection, Portfolio Holdings and Privacy Policies, all available on the Pantheon intranet. The Confidentiality and Privacy Policy is also complemented by the Insider Trading and Market Conduct/Abuse Policy, which can be found in Annex B and the Information Barrier Policy, which can be found in Annex G.

4.	Communications with Media

Pantheon also aims to maintain its continued good reputation and ensure positive relations with the media. Pantheon has appointed a Head of Client Communications who has primary responsibility for all communications with the media, and, in conjunction with Compliance, for setting Pantheon’s Communications with Media Policy, which is available on the Pantheon intranet. In accordance with Pantheon’s Media Policy, all communications are restricted to those individuals authorized to speak with the Media.

5.	Insider Trading & Market Conduct/Abuse

From time-to-time, Associates may come into possession of material, non-public information (“MNPI”) about publicly traded securities and certain financial instruments admitted to trading, or for which a request has been made, on a regulated market or a Multilateral Trading Facility 2 ; or to financial instruments traded on an Organised Trading Facility or to any financial instrument not so covered but whose price or value depends upon, or has an effect on, the price or value of such instruments – including, but not limited to, credit default swaps and contracts for difference. For purposes of this Code, information is considered “non-public” until it has been disseminated broadly to investors in the marketplace. You may obtain non-public information as a result of your conversations with clients, fund managers and other counterparties who are, or are affiliated with, public companies. Generally, information would be considered “material” if such information would, if made generally available, be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security.

Pantheon has adopted an Insider Trading and Market Conduct/Abuse Policy, set out at Annex B. The purpose of this policy is to provide Associates with the necessary information and guidance to ensure that they do not engage in any activities that could constitute insider trading or other forms of market abuse. All Associates must notify Compliance immediately should they be in receipt of inside information and

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An MTF is a multilateral system, operated by an investment firm or a market operator, which brings together multiple third-party buying and selling interests in financial instruments – in the system and in accordance with non-discretionary rules – in a way that results in a contract.

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become an insider. This policy outlines what constitutes insider trading/market abuse, the associated penalties and how any suspected instances of insider trading/market abuse should be disclosed to Compliance for investigation. It remains the responsibility of Senior Management to ensure that individual Associates are aware of their responsibilities relating to market abuse. This is of particular relevance to Associates given Pantheon Ventures (UK) LLP’s status as investment manager of Pantheon International, PLC and Pantheon Infrastructure plc, companies quoted on the London Stock Exchange, and Pantheon Ventures (US) LP’s status as investment adviser and sub-adviser to funds offering periodic redemptions/limited liquidity.

6.	Personal Trading

In order to ensure that you trade in your personal investment accounts lawfully and in a manner that avoids actual or potential conflicts between your interests and the interests of Pantheon and our clients (as noted above), you must report certain securities transactions and holdings to the Compliance Team through the Pantheon internal reporting system.

The information below summarizes some of the more significant requirements that apply to the personal trading activity of you, your family members and other financial dependents:

•	You must disclose certain investment accounts;

•	You may not purchase (or short sell) covered securities, with certain exemptions, as set forth in Annex C;

•	You must submit initial, periodic and annual holdings reports within the period set forth in Annex C, via electronic data feeds with your broker to Pantheon’s internal reporting system;

•	You must obtain prior approval for certain securities transactions, subject to specific confirmations, terms, & conditions;

•	You may not trade securities that are included on Pantheon’s Restricted List;

•	You must obtain prior approval before entering into any private securities transaction, such as a limited partnership or private placement.

Please see Annex C for additional details on Pantheon’s Personal Trading Policy.

7.	Outside Business Activities

In order to avoid possible conflicts of interest, Pantheon Associates may not engage in certain Outside Business Activities (“OBAs”) without the prior approval of their manager, the Compliance Team, and, if applicable, Senior Management, the Partnership Board or the Board of Directors in respect of Pantheon Ventures (Ireland) DAC. For RRs of PSL, their Supervisory Principal, if different from their manager, must also approve. This includes, but is not limited to, employment with, or acceptance of compensation for services (including commission, profit participation, etc.) from any person other than Pantheon, and serving in certain investment advisory or fiduciary capacities and positions with charitable, civic, religious, educational or fraternal organizations.

OBAs must be disclosed via the Pantheon internal reporting system.

Please see Annex D for additional details on Pantheon’s Outside Business Activities Policy.

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8.	Training and Education

The Compliance Team will provide you with training and education regarding the Code of Ethics on a periodic basis. Associates should make every effort to attend any training sessions and/or read any applicable training materials provided by the Compliance Team, and when required promptly confirm completion via the required method (email, sign in sheet, Pantheon internal reporting system, etc.). Please refer to your jurisdiction’s applicable Compliance Manual for further details on Training and Education.

9.	Recordkeeping

Pantheon and its Associates are required to prepare and maintain certain books and records related to Pantheon’s business. Please see Annex E for additional details and a list of the books and records to be maintained by Pantheon.

10.	Reporting of Breaches and Violations

Pantheon’s policy on Reporting of Breaches and Violations covers breaches of law, regulation, and Pantheon regulatory policy (including this Code and the related policies and guidelines referenced in it).

All potential breaches and violations must be reported promptly upon their discovery to the Compliance Team. Breaches and violations may be reported to directly to the applicable jurisdictional Chief Compliance Officer (“CCO”) or their designee or via the Pantheon internal reporting system. The Compliance Team maintains a Compliance Breach and Violation Log in which all reported incidents, if deemed to be a breach or violation by the applicable CCO or their designee, are recorded. Compliance may also become aware of compliance-related breaches or violations through other means and will review and log them accordingly. Where necessary, it is the responsibility of the Compliance Team to report details of the breach or violation to the Human Resources Team, senior management and, if required, to the appropriate regulator.

Please see Annex F for further details on the Reporting of Breaches and Violations Policy.

11.	Information Barrier

With respect to Affiliated Managers Group (“AMG”), there exists an information barrier with Pantheon for Pantheon’s offices, information, and systems.

AMG officers and employees may enter Pantheon’s offices only if accompanied at all times by a Pantheon officer or employee and such Pantheon officer or employee shall be required to ensure that the AMG officer or employee does not inadvertently access Pantheon’s IT system or any hard copy files during that time.

To facilitate this arrangement, under no circumstances should any Pantheon officers or employees discuss with, or otherwise disclose to, any AMG officers or employees any material non-public (insider) or price-sensitive information in relation to Pantheon International, PLC, Pantheon Infrastructure Plc or any other entity named on Pantheon’s restricted list.

Please see Annex G for additional details on Pantheon’s Information Barrier Policy.

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12.	Gifts and Entertainment

It is Pantheon’s policy to earn business based on the quality of our products and services and to select and manage our fund managers and other service providers on the same basis. Accordingly, you should not provide or solicit gifts, entertainment or other items of value for the purpose of unduly influencing the recipient’s judgment or in return for any business, service or confidential information.

Please see Annex H for more details on Pantheon’s Gifts and Entertainment Policy, including reporting requirements for specific clients.

13.	Anti-Bribery & Anti-Corruption (“ABC”)

Pantheon is committed to adhering to the highest standards of conduct, compliance with the law and regulatory requirements, and best practices. To that end, Pantheon has adopted its Anti-Bribery & Anti-Corruption Policy to ensure compliance with ABC laws and to demonstrate its commitment to preventing bribery and establishing a zero-tolerance approach to bribery in all parts of the organization’s operations. Bribery and corruption are expressly prohibited.

Please see Annex I for additional details on Pantheon’s Anti-Bribery & Anti-Corruption Policy.

14.	Fraud Prevention

Pantheon is required to establish and maintain systems and controls to protect against fraud or attempted fraud or irregularities in the firm’s accounting or other records. Pantheon also needs to ensure that its procedures reflect the six principles (controls) outlined in the UK’s Economic Crime and Corporate Transparency Act (“ECCTA”) to help mitigate the risk of succumbing to the offence of Failing to Prevent Fraud. Associates have individual responsibility to behave ethically and with honesty and integrity and to report any fraud or attempted fraud. If an Associate suspects that activities constituting fraud are being undertaken, these suspicions must be immediately reported directly to the Compliance Team for investigation. All such reports will be treated in the strictest confidence.

The attempt to defraud is treated as seriously as accomplished fraud. Any Associate suspected of carrying out or attempting to carry out fraud will be subject to internal Pantheon disciplinary procedures as well as possible criminal prosecution. If convicted, an Associate is liable to imprisonment, a fine, or both. In addition, regulators may take action against the Associate, including potentially barring the Associate from working in the financial services sector again as matters of fraud call to question an Associate’s fitness, propriety, and probity.

Please see Annex J for Pantheon’s Fraud Prevention Policy.

15.	Political Contributions

Pantheon respects the rights of Pantheon Associates and their connected person(s) to lawfully participate in the political process and make personal contributions to candidates of their choice for federal, state or local office. When a Pantheon Associate chooses to participate in the political process, they must do so at all times as an individual, not as a representative of Pantheon. As a matter of Pantheon policy, no Pantheon Associate may make, or cause Pantheon to make, a contribution to an elected official or candidate for elective office of a local, state, or political subdivision thereof (a “Government Entity”) for the purpose of obtaining or retaining business for Pantheon.

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Under US federal, state, and local laws, referred to as “pay-to-play” laws, political contributions by Pantheon Associates could impact Pantheon’s ability to continue to do business or obtain new business with certain Government Entities. Pay-to-play laws are generally intended to prevent government officials from selecting investment advisers on the basis of their political contributions. Failure to comply with these laws may prohibit Pantheon from receiving compensation for managing money for Government Entity clients for up to two years following a disqualifying contribution. To address the requirements of the Rule, all Pantheon Associates are considered “Covered Associates” under the Rule.

If you have any questions about a political contribution that you would like to make, or a political activity you are considering, please contact the Legal and Compliance Team. Please see Annex K for additional details on Pantheon’s Political Contribution Policy.

16.	Whistleblowing

Pantheon’s whistleblowing procedures are designed to encourage individuals to disclose dangerous, potentially unethical, or illegal activities through appropriate channels and without fear of reprisal or retaliation. This will give Pantheon the opportunity to investigate any concerns before they become more serious problems that might damage Pantheon’s reputation through negative publicity, regulatory investigation, and fines.

Pantheon Associates can anonymously report items under the whistleblowing procedures via the Pantheon internal reporting system, which is also linked on the Pantheon intranet.

Associates are encouraged to report any concerns that they may have about Pantheon’s business and/or supply chains being used for modern slavery through the existing whistleblowing procedures. Pantheon’s Modern Slavery and Human Trafficking Statement can be found in the Legal Disclosure section of the Pantheon website.

Please see Annex L for additional details on Pantheon’s Whistleblowing Policy.

17.	Administration of the Code

A.	Exceptions to the Code

Exceptions to the Code may be granted only in extremely limited circumstances. You must submit a written request for an exception to your applicable Head of Compliance/Chief Compliance Officer describing the nature of the exception and the reason it is being sought.

B.	Restriction on Use of the Code

The Code of Ethics is intended for the use of Associates in connection with their job-related duties. However, copies (or excerpts) of the Code may be requested by clients/investors or prospects or other outside persons or entities on occasion. You may provide copies of the Code (excluding the Annexes) in read-only format to external persons provided that you notify the Compliance Team in advance thereof. Additionally, separate permission is specifically required if you intend to include the detailed policy Annexes along with the Code.

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C.	Amendments to the Code

Compliance may provide you with amendments to the Code from time-to-time, in addition to the Annual Certification. You are responsible for reading and certifying (on the Pantheon internal reporting system) that you will comply with the terms of these amendments.

18.	Consequences for Violations

Violations of the requirements set forth in the Code, jurisdictional Compliance Manuals, WSPs or other policies and procedures, may result in the imposition of sanctions on the Associate(s) as deemed appropriate under the circumstances. These sanctions may include, but are not limited to, the following:

•	Remedial Training

•	Verbal or written warning or reprimand;

•	Enhanced Supervision;

•	Probation;

•	Suspension of privileges;

•	Restitution;

•	Disclosure to the Regulator;

•	Fines as permitted by law; and

•	Termination of employment for cause.

Further, violations and breaches of the Code and other related Pantheon policies may be reported to the applicable Pantheon body responsible for discretionary bonus payments and which therefore may impact an Associate’s compensation.

In addition to internal sanctions, Pantheon may refer any violation to civil, criminal, or regulatory authorities as appropriate or required by law. Regulators may take enforcement action against Pantheon and/or the relevant Associate.

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Pantheon Confidentiality and Privacy Policy

Last Reviewed May 2025

Applicability

This policy applies to all Pantheon Associates.

Confidentiality

Confidentiality is a fundamental duty we owe to our clients and managers of portfolio investments, as well as to Pantheon and our fellow Associates. Pantheon requires that all Associates protect and maintain the confidentiality of sensitive, proprietary, non-public and / or personal information which may come into their possession regarding Pantheon, its Associates, clients, fund managers, co-investors, service providers, vendors, and any other persons or entities with whom we transact. This includes internal Pantheon corporate and other proprietary information as well as other commercially sensitive information received in the ordinary course of business. These requirements are obligatory and arise largely from the following sources:

•	Sound business practice;

•	Duty as agent for the client or investor;

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Specific confidentiality undertakings given to portfolio fund managers or vendors in connection with investment activity, e.g. obligations appearing in non-disclosure agreements (“NDAs”) or portfolio fund limited partnership agreements;

•	Specific confidentiality agreements with clients, investors and other third parties into which Pantheon may enter into from time to time;

•	Specific agreements executed between Associates and Pantheon;

•	Legal and regulatory requirements, including Market Abuse / Insider Trading regulations and Privacy / Data Protection regulations.

Confidential Information includes, but is not limited to, information about Pantheon’s;

•	Business strategies and development plans;

•	Product design and / or distribution plans, and the identity and nature of arrangements with potential business partners;

•	Confidential client / investor information such as tax identification numbers, bank and securities account numbers, holdings, strategies, fee rates;

•	Information relating to Pantheon funds or separate account programs, including portfolio investments of such Pantheon funds or separate account programs;

•	Performance data and track records;

•	Financial data relating to Pantheon including both results and projections; and

•	Legal posture, strategies or proceedings.

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Confidential Information also includes but is not limited to personal data of Associates and that of investors, clients, and suppliers. This includes information relating to a living individual who can be identified from that data (or from that data and other information in our possession), for example, a name, address or date of birth or personally identifiable financial information such as an individual investor’s or client’s account balance, and the mere fact that the individual is or has been an investor or client of Pantheon.

Unless the information communicated to Pantheon Associates is clearly in the public domain, all Confidential Information at Pantheon shall be treated as such. Any unauthorized access to such information could result in fraud or other abuses of such information.

The following restrictions apply to Associates regarding Confidential Information, except as permitted by this Policy:

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Associates may not discuss Confidential Information with persons outside Pantheon (including, but not limited to, the public, clients, suppliers, friends and family – including spouse, significant others, children and parents). This Policy must be strictly adhered to and Associates must disregard that they believe that spouses, partners, family members, etc. are a “trusted contact”. Confidential Information may not be shared with anyone outside of Pantheon.

•	Associates should not read or work on Confidential Information in public places (including on the train / tube, business centers in hotels, etc.) unless codes are in place to disguise identities;

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Associates should not hold discussions which may touch on Confidential Information in public (including taxis). Associates must be careful of eavesdroppers when discussing confidential issues in an open or non-secure environment;

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Code names should be used for any projects involving public companies (including e-mails); restrictions should be placed on file and folder access, and discussions about projects should so far as is practicable, not take place outside closed door meeting rooms or the offices of Associates working on the deal in question. Attendance at such meetings should be limited to the deal team;

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As a general rule, the dissemination of such information internally within Pantheon should be restricted only to those who have a “need to know” in order to facilitate a particular task or strategic project;

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Pantheon-related documents may not be sent to personal email accounts or text messaging/instant messaging platforms as this conduct could subject Pantheon to regulatory recordkeeping requirements and access to such an account or computer may be required by a Regulator. Written communications regarding Pantheon’s business must be conducted on Pantheon’s systems and networks. All written communications sent and received on Pantheon’s systems and networks will be retained by Pantheon as per applicable recordkeeping rules and may be reviewed by the Compliance team and/or other approved Pantheon personnel.

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Pantheon Associates are prohibited from using their personal emails / text messages or other unofficial communication channels such as WhatsApp messaging or other instant messaging platforms for business purposes/communications without exception;

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Any Associate with access to personal information about other members of staff, or other individuals must at all times keep such information confidential, using it only for authorized purposes as required by the duties of such Associate. Associates must comply with applicable laws, rules and regulations concerning privacy / data protection by taking adequate precautions to protect any personal data relating to living individuals, whether suppliers, other members of staff or investors or clients, against accidental or unauthorized disclosure, loss or modification and by not using any personal data unless such use is lawful.

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Associates who may have questions as to what constitutes Confidential Information, or to whom such information may be disclosed inside or outside Pantheon, should contact Pantheon’s Legal and Compliance Team.

Disclosure of Confidential Information by an Associate is permitted, if it is made:

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in the ordinary course of the functions and duties of such Associate and such disclosure is consistent with any specific policies and procedures adopted with respect to such information and / or function, including the Information Security Policy, and any other guidance published by the Legal and Compliance Team and or the Risk Team from time to time; or

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to satisfy a judicial, governmental, legal or regulatory requirement (for example in the context of regulatory filings or of announcements required to be made to the market by Pantheon International PLC or Pantheon Infrastructure plc as discussed further in the Insider Trading & Market Conduct/Abuse Policy), after consulting with the Legal and Compliance Team; or

•	otherwise with the explicit permission of the Legal and Compliance Team or the Risk Committee, as applicable.

Privacy and Personal Data

Pantheon may have additional obligations with respect to non-public personal information or personal data of Associates, investors, and clients, including obligations to implement safeguards for the protection of nonpublic personal information of clients and investors provided to Pantheon and to implement reasonable measures to protect against the unauthorized access to or use of such information in connection with its disposal. The Pantheon Client Privacy Notice (“Privacy Notice”) (available on the Pantheon intranet and website and incorporated herein) describes the personal information that we may collect from persons seeking to invest in Pantheon funds and the ways in which such information may be used. When sending application forms or subscription forms to a prospective individual investor considering a subscription for an investment in a fund managed by Pantheon, Associates must include a copy of this Privacy Notice.

For further information, please see the EU Data Protection Policy for Pantheon Ventures (UK) LLP and Pantheon Ventures (Ireland) DAC, the Pantheon US Compliance Manual of Pantheon Ventures (US) LP, Pantheon Infra Advisors LLC, and Pantheon Ventures Inc., the Pantheon Data Protection Policy (Americas), and the Pantheon Securities, LLC Compliance Manual and Written Supervisory Procedures (“WSPs”), all of which can be found on the Pantheon intranet.

Retention and Disposal of Documentation

Pantheon Associates are encouraged to adopt a clean desk policy. This is to:

•	Reduce the threat of a security breach;

•	Ensure compliance with privacy / data protection requirements;

•	Reduce the chance of identity theft; and

•	Demonstrate that Pantheon is taking corporate responsibility for information in its care.

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Associates should make sure that when they leave their desk unattended, Confidential Information is not left on the desk so that it is visible, and computers are either turned off or locked. Any Confidential Information held in physical form should always be stored in a secure, lockable location.

When Confidential Information held in physical form needs to be disposed of, Associates should use the confidential waste bins located around the office(s) (taking into account the record retention requirements associated with the documents). If you receive any internal/external request(s) to return, delete, or destroy any documents/data/information, you must not respond to such a request as you are required to promptly report the request to the Chief Compliance Officer and the Head of HR to ensure appropriate action is taken, if required by applicable privacy law(s)/requirement(s).

For further information, please see the Pantheon Books and Records / Record Retention Policy available on the Pantheon intranet.

Compromised	Confidential Information

Confidential Information may be lost, stolen, breached or otherwise compromised. All possible instances of compromised Confidential Information must be promptly reported to the Chief Compliance Officer and Chief Information Security Officer who will:

•	determine if local laws or regulatory requirements may have been breached;

•	consider and, if thought fit, or required by law, coordinate any reporting and / or notification requirements;

•	consider, and if thought fit, implement any security enhancements; and address any related issues.

Other business groups may be involved as necessary to address issues with clients, vendors, etc.

Confidential Information may become compromised when laptop computers, mobile phones, flash drives, other electronic devices, briefcases, or suitcases, etc. are lost, stolen or otherwise compromised, including by means unauthorized access to Pantheon’s information technology systems. In the event an Associate is aware that Confidential Information stored electronically may be compromised, the Legal / Compliance Team and the Chief Information Security Officer / IT must be notified immediately. IT may be contacted by email at servicedesk@pantheon.com and the Chief Information Security Officer may be contacted by email at cybersec@pantheon.com.

In the event of an apparent leak of Confidential Information from within Pantheon, a leak review may be carried out by the Legal and Compliance Team. The factors that may trigger such a leak review could include, but are not limited to:

•	Information appearing in the media which is likely to be known to only Pantheon;

•	Discovery of a leak via the compliance monitoring program or via periodic email surveillance conducted by the Pantheon Compliance team.

•	Suspicious personal account dealing patterns emerge;

•	A significant change in the share price for any projects involving public companies;

•	Staff issues, such as where staff may have recently left or joined the organization or the deal team;

•	Whistleblowing or a tip-off from a member of staff; or

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•	A specific request from the Regulators or other law enforcement authorities.

•	The scope of such a leak review would depend on the circumstances and severity of the event. Such a review may include, but is not limited to:

•	The identification of all Pantheon Associates who could have had access to the sensitive information, whether electronically or physically;

•	A review of whether the Pantheon policies and procedures were adequate and correctly followed;

•	A review of records including staff email records, relevant electronic files and folders with the support of Pantheon IT with access and downloading of such files; and

•	Interviews with relevant Associates.

Issues identified in such reviews will be notified to the Senior Management of Pantheon, who may take further steps, including the actions outlined in Pantheon’s Global Code of Ethics on consequences of violating the Global Code of Ethics. With regard to a leak/ potential policy violation occurring, the Pantheon Compliance team will conduct enhanced /heightened surveillance of the Pantheon Associate(s) involved in a leak/violation of policy. The outcomes of such reviews/leaks/violations may also form the basis to update Pantheon policies and procedures if gaps or deficiencies are identified.

Insider Trading and Market Abuse / Conduct, Information Security, Cybersecurity, Data Protection, Information Barrier, and Portfolio Holdings.

This policy is intended to compliment other Pantheon global and local policies, including but not limited to, policies concerning Insider Trading and Market Conduct/Abuse, Information Security, Cybersecurity, Data Protection, the Information Barrier Policy, and the Portfolio Holdings Policy, which contain standards for maintaining administrative, technical, and physical safeguards to ensure the security and confidentiality of Confidential Information, including non-public personal financial information, to protect against any anticipated threats or hazards to the security of such information and protect against unauthorized access to or use of such information. These are all available on the Pantheon intranet and collectively address applicable legal and regulatory requirements concerning confidentiality and privacy.

Risk	Assessment and Annual Review

The Pantheon Chief Information Security Officer or designee is responsible for assessing existing risks to non-public personal financial information, developing ways to manage and control such risks, monitoring third-party vendor arrangements to ensure information security, testing and revising these policies/processes in light of relevant changes in technology and threats to individual investor information. Based upon the information gathered by performing the risk assessments, and as changes in laws or regulations require, the Chief Information Security officer or designee will consult with the Chief Compliance Officer and will assess the need for, and arrange for, training of Pantheon Associates, periodic certifications of Pantheon Associate’s understanding of/compliance with this policy, and will provide policy and procedure updates as may be necessary to ensure that the Program is properly implemented.

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The Pantheon Chief Information Security Officer or designee will review this policy periodically in order to determine whether its collection, use, and protection of nonpublic personal financial information are in compliance with this policy.

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Insider Trading & Market Conduct/Abuse Policy

Last Updated: July 2025

A.	Overview

From time-to-time, Associates may come into possession of material, non-public information (“MNPI”) about publicly traded securities and certain financial instruments admitted to trading, or for which a request has been made, on a stock market (e.g., NYSE, NASDAQ, LSE, LuxSE, etc.) regulated market (LIFFE, LME, Euronext, etc.) or other self-regulated trading venues1 ; or to any financial instrument not so covered but whose price or value depends upon, or has an effect on, the price or value of such instruments – including, but not limited to, credit default swaps and contracts for difference. For the purposes of this Code, information is considered “non-public” until it has been disseminated broadly to investors in the marketplace. You may obtain non-public information as a result of your work at Pantheon via your conversations with clients, fund managers, and/or other counterparties who are, or are affiliated with, public companies or are in possession of information regarding a public company by the nature of their work. Generally, information would be considered “material” if such information would, if made generally available, be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his / her / its investment decision in relation to such security. Material non-public information may also be referred to interchangeably with insider information, and Associates must adhere to the requirements within this policy when managing such information.

The purpose of this policy is to provide Associates with the necessary information and guidance to ensure that they do not engage in any activities that could constitute insider trading or other forms of market abuse, including the creation or passing on of rumours. This section outlines what constitutes insider trading/market abuse, the associated penalties, and how any suspected instances of insider trading/market abuse should be disclosed to the Compliance Team for investigation and potential remediation / reporting to relevant regulator(s).

It remains the responsibility of senior management to ensure that individual Associates are aware of their responsibilities relating to market abuse. This is of particular relevance to Pantheon Associates given Pantheon Ventures (UK) LLP’s status as investment manager of Pantheon International PLC (“PIP”) and Pantheon Infrastructure PLC (“PINT”), both investment companies quoted on the London Stock Exchange, and Pantheon Ventures (Ireland) DAC’s status as Alternative Investment Fund Manager (“AIFM”) of Pantheon Private Markets SICAV SA – Pantheon Global Private Equity Fund (“PGPE”) and Pantheon Private Markets SICAV SA – Pantheon Global Credit Secondaries Fund (“PGCS”)) which may operate one or more listed share class[es] on the Luxembourg Stock Exchange, as well as Pantheon Ventures (US) LP’s status as investment adviser and sub-adviser to funds offering periodic redemptions / limited liquidity (e.g. AMG Pantheon Fund LLC (“P-PEXX”), AMG Pantheon Credit Solutions Fund (“P-SECC”), AMG Pantheon Infrastructure Fund, LLC (“P-BUILD”)).

B.	Insider Dealing

Insider dealing involves dealing (or an attempt at dealing), by an insider, in a financial instrument2, on the basis of non-publicly available inside information in relation to that instrument. The United States,

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Including a Multilateral Trading Facility (MTF) and an Organised Trading Facility (OTF). An MTF is a multilateral system, operated by an investment firm or a market operator, which brings together multiple third-party buying and selling interests in financial instruments – in the system and in accordance with non-discretionary rules – in a way that results in a contract. An OTF is a multilateral system, which is not a regulated market or MTF, and in in which multiple third party buying and selling interests in bonds, structured finance product, emissions allowances or derivatives are able to interact in the system in a way which results in a contract.

[2]	Financial instruments include but are not limited to:
1.	Transferable securities;
2.	Money-market instruments;

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United Kingdom, Ireland / European Union, Japan, and Singapore securities laws and regulations make it illegal:

•	To trade on MNPI about public companies or other qualifying or financial instruments, or to provide such information to others who may trade in reliance on such information (i.e., insider trading);

•

To take advantage of clients or Pantheon by purchasing or selling ahead of client or Pantheon’s orders to take advantage of the possible impact on the market of those orders (i.e., front running or pre-positioning); and

•	In the context of a takeover, or potential offer, to enter into a transaction on the basis of inside information concerning the proposed bid.

You are prohibited from trading, either personally or on behalf of others on the basis of, or while in possession of MNPI, or communicating MNPI to others in violation of the law and this policy. The consequences of engaging in insider trading or front running are severe and include sanctions or dismissal by Pantheon, as well as civil and/or criminal penalties (please see Section J below for further details). If you are not sure whether a securities transaction would violate the law or the Pantheon policy because of non-public information in your possession, you should assume that the trade is not permitted until you obtain proper advice to the contrary from the Compliance Team.

C.	Other Forms of Market Abuse

In addition, some jurisdictions impose civil and / or criminal sanctions on other forms of behaviour which, while not necessarily amounting to “insider dealing”, are nevertheless considered

3.	Units in collective investment undertakings;
4.

Options, futures, swaps, forward rate agreements and any other derivative contracts relating to securities, currencies, interest rates or yields, emission allowances or other derivatives instruments, financial indices or financial measures which may be settled physically or in cash;

a.	(in relation to derivative contracts relating to a currency) has the meaning in article 10 of the MiFID Org Regulation) (in summary):
i.	(i) an instrument which is not a contract within the meaning of paragraph 2 of that article; or
ii.	(ii) a means of payment as described in paragraph 1(b) of that article;
5.

Options, futures, swaps, forwards and any other derivative contracts relating to commodities that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event;

6.

Options, futures, swaps, and any other derivative contract relating to commodities that can be physically settled provided that they are traded on a regulated market, a MTF, or an OTF, except for wholesale energy products traded on an OTF that must be physically settled;

7.

Options, futures, swaps, forwards and any other derivative contracts relating to commodities, that can be physically settled not otherwise mentioned in point 6 of this Section and not being for commercial purposes, which have the characteristics of other derivative financial instruments and not being spot contracts;

8.	Derivative instruments for the transfer of credit risk;
9.	Financial contracts for differences;
10.

Options, futures, swaps, forward rate agreements and any other derivative contracts relating to climatic variables, freight rates or inflation rates or other official economic statistics that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event, as well as any other derivative contracts relating to assets, rights, obligations, indices and measures not otherwise mentioned in this Section, which have the characteristics of other derivative financial instruments, having regard to whether, inter alia, they are traded on a regulated market, OTF, or an MTF;

11.	Emission allowances

A specified investment is one that has been specified as such in the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001. The different types of specified investments include: deposits; electronic money; contracts of insurance; shares; instruments creating or acknowledging indebtedness; alternative finance investment bonds; government and public securities; instruments giving entitlements to investments (such as shares, debentures and gilts); certificates representing certain securities (such as shares, debentures and gilts); certificates representing certain securities such as shares, debentures and gilts; units in a collective investment scheme; rights under a pension scheme; greenhouse gas emissions allowances; options; futures; contracts for differences; Lloyd’s syndicate capacity and membership; funeral plan contracts; rights under regulated mortgage contracts; rights under regulated home reversion; rights under regulated home purchase plans; rights under regulated sale and rent back agreements; specified benchmarks; credit agreements; consumer hire agreements; and rights to, or interests in, investments.

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reprehensible conduct and are accordingly prohibited by all Pantheon Associates. These include the following:

•	Unlawful disclosure – an insider discloses inside information to another person other than in the proper course of the exercise of his or her employment, profession or duties;

•

Manipulating transactions – trading, or placing orders to trade, that gives a false or misleading impression of the supply of, or demand for, one or more investments, raising the price of the investment to an abnormal or artificial level;

•	Manipulating devices – behaviour which consists of effecting transactions or orders to trade which employ fictitious devices or any other form of deception or contrivance;

•

Dissemination – behaviour which consists of the dissemination of information that conveys a false or misleading impression about an investment or the issuer of an investment where the person doing this knows the information to be false or misleading;

•

Misleading behaviour and distortion – which gives a false or misleading impression of either the supply of, or demand for an investment; or behaviour that otherwise distorts the market in an investment.

Some of the conduct described above could also constitute the creation or passing on of a rumour, which is addressed further below.

D.	Market Rumours

Market rumour cases generally involve two aspects of market abuse – disseminating false or misleading information and creating a misleading impression or market distortion. For the purpose of this policy, a rumour is defined as a false or misleading statement or a statement without a reasonable basis (for example, because the information is from an unverified source such as an internet bulletin board). A statement will not be considered a “rumour” if it is clearly an expression of an individual’s or firm’s opinion or view, but such a statement remains subject to other rules concerning market abuse.

Pantheon Associates shall not originate, create, circulate or pass on in any manner a rumour concerning any security that he / she / they know[s] or has reasonable grounds for believing is false or misleading and that is likely to influence the market price of such security.

Pantheon Associates shall not trade on any rumour without first considering the source of the rumour and whether it could constitute market abuse to trade on the rumour. In addition, Associates should also confirm whether the information is in the public domain and therefore available for general view, and thus that trading would not constitute an offence under applicable insider dealing laws.

E.	Restricted List and Insider List

In order to mitigate against the risk of an inadvertent breach of the above requirements, Pantheon maintains a “Restricted List” of companies on which Pantheon may hold MNPI and an “Insider List” of Associates who have access to MNPI.

Restricted List

In the course of your work at Pantheon, you are responsible for notifying the Compliance Team of any company that should be placed on Pantheon’s Restricted List immediately, and in any event within one business day of becoming aware that the company must be added to the Restricted List due to the receipt or expected receipt of MNPI or similar information. Information to be provided includes:

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•	The name of the issuer(s) including the ticker, the exchange the company is traded on, the appropriate ISIN / CUSIP / SEDOL codes, and the related Pantheon project name (if applicable);

•	The nature of the information;

•	The date and time the information was obtained; and

•	The names of all Associates who have knowledge of the information.

In addition to the initial reporting of a company to be placed on the Restricted List to the Compliance Team, you shall also be responsible for:

•	Maintaining confidentiality of such information;

•	Notifying the Compliance Team if you are in receipt of MNPI (“an Insider”) (please refer to the procedure in the ‘Insider List’ section below)

•	Notifying the Compliance Team of any instances in which confidential information may have been inadvertently passed to someone within Pantheon or otherwise; and

•	Contacting the Compliance Team to delete a company or issuer from the Restricted List.

In addition to their access to deal-level inside information, certain Pantheon Associates are considered restricted persons relating to PIP, PINT, and/or listed share class(es) of PGPE and PGCS (“Restricted Persons”) by nature of their knowledge regarding any investor plans to top-up subscriptions or request redemptions of shares.

Insider List

In the course of your work at Pantheon, you are responsible for notifying the Compliance Team immediately if you become an Insider.

If you become an Insider, you must fully complete the ‘Insider List / Restricted List’ certification as soon as possible and no later than 3 business days of becoming aware that you must be added to the Insider List.

Additionally, you are responsible for and must inform the Compliance Team:

•	Of the company being added to the Restricted List (please follow procedure in ‘Restricted List’ section above);

•	If there is a change of reason for you being on the Insider List;

•	Of any individual who is not already on the Insider List is given access to inside information; and

•	When you cease to have access to inside information.

In order to maintain proper oversight of, and adherence to, the Restricted List and Insider List, the Compliance Team provides monthly reminders to the Investment Teams regarding their ongoing obligations noted above with regard to the Restricted and Insider Lists. Each Investment Team Head is required to conduct a quarterly review of the Insider List and of the Restricted List for persons and securities added under his / her / their respective product line and must confirm the accuracy of both lists.

In addition to deal-specific Insider Lists and a list of Permanent Insiders (made of individuals who, at all times, have access to inside information at Pantheon (e.g., members of the Valuations / Valuation Analytics Teams, members of the Risk Committee, members of the Compliance Team)), Pantheon also maintains a list of Restricted Persons related to each of PIP and PINT as well as a list of Restricted Persons related to listed share class(es) of PGPE and PGCS.

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F.	Implications for Personal Trading

In order to mitigate against the risk of an inadvertent breach of the above requirements, Pantheon has adopted a Personal Trading Policy (please see Annex C for further details of Pantheon’s Personal Trading Policy). As part of the process for seeking approval for personal trades, Associates are required to confirm that they hold no MNPI concerning the relevant security. No permission will be granted for trades in securities on the Restricted List, or those that could give rise to a conflict of interest, regardless of if the individual holds MNPI or not.

G.	Listing Rules – PIP and PINT

This section is relevant in relation to PIP and PINT and any additional listed entities for whom Pantheon Ventures (UK) LLP acts as investment manager and to whom the UK Listing Authority’s Listing Rules apply. The purpose of the Listing Principles is to ensure that listed companies pay due regard to the fundamental role they play in maintaining market confidence and ensuring fair and orderly markets. Pantheon Associates are required to abide by the provisions of the Takeover Code and the UK Listing Rules wherever relevant. Legal advisors will be consulted whenever Pantheon participates in public to private transactions and flotations to ensure that obligations are met3.

Given that PIP and PINT are publicly listed vehicles and Pantheon’s role as manager, Associates must take particular care when conducting personal transactions in PIP and PINT. Associates must consult with the Pantheon PIP/PINT teams before disclosing any material externally or giving presentations about PIP/PINT or their performance, respectively. All personal transactions are prohibited when PIP and PINT are in a “Closed Period.” Details of Open and Closed Periods (i.e., public announcements about PIP/PINT performance and PIP/PINT results) are maintained on the Pantheon intranet by the PIP/PINT team and announced periodically by the Head of Compliance (UK & APAC). If in doubt about when personal trades in PIP/PINT are permitted, you must consult the Compliance Team before placing a trade.

H.	Additional Rules – PGPE and PGCS Listed Share Classes

This section is relevant in relation to PGPE, PGCS, and any additional evergreen entities regulated by the Luxembourg Commission de Surveillance du Secteur Financier (“CSSF”) for which Pantheon lists one or more share class(es) on the Luxembourg Stock Exchange.

Persons discharging managerial responsibilities (“PDMR”), as well as persons closely associated with them (“PCA”), must notify the relevant fund and the CSSF about transactions relating to the listed share class(es) that they conducted on their own account once the cumulative cost of such transactions has reached EUR 5,000 in any calendar year, making such notification no later than three (3) business days after the date of the relevant transaction(s).4 PDMR typically would include members of each fund’s board of directors and their respective PCA (which includes spouse, children, and relatives), and non-board members (and their respective PCA) who have regular access to inside information and take managerial decisions affecting such listed share class (e.g., investor relations personal knowledgeable of impending transactions).

[3]	Failure to comply would be treated as a breach of FCA Principle 5 (Market Conduct) and FCA individual Conduct Rules 5 (You must observe proper standards of market conduct).
4	Such obligations resulting from the Market Abuse Regulation (EU) 596/2014 (“MAR”)

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Pantheon generally expects no such reporting to be necessary given that investors must apply to invest in these listed share class(es), which were created for the use of a single investor. However, the Compliance Team (a) will maintain a list of such Restricted Persons on an ongoing basis and will retain it for at least five (5) years after it is drawn up or updated, (b) will work with relevant operations teams to ensure that there are procedures in place to block inappropriate subscriptions, and (c) will notify the CSSF promptly should any such subscription ever become successful, regardless of the fact that the relevant Board of Directors would use the power conferred upon it by the prospectus to compulsorily redeem the ineligible investor(s).

If PGPE, PGCS, or any similar Pantheon entity ever decides to list another share class on another stock exchange, such issuer will also ensure in Luxembourg the provision of equivalent information to that made available to the market of any other stock exchange(s) situated or operating outside the Member States of the European Union, to the extent that this information may be important for evaluating the securities in question, in order to ensure that there is no asymmetry of information.

I.	Escalation to Pantheon Compliance and Notifications to Regulators

If an Associate (a) has a ‘reasonable suspicion’ that an order / transaction in any financial instrument, whether placed or executed on or outside a trading venue, could constitute (either actual or attempted) insider dealing or market manipulation; or (b) learns of a rumour that he / she / they knows or has reasonable grounds for believing was originated or circulated for the purpose of improperly influencing the market price of a security, he / she / they must notify the Compliance Team immediately. The relevant Head of Compliance may be required to report such instances to applicable regulatory authorities.

Pantheon is also required to report to relevant regulator(s) any information on events affecting shares admitted to trading that it deems necessary to facilitate the due and proper operation of the market. Such information above includes, but is not limited to:

•	amendments affecting the respective rights of the shares;

•	any business combination or split (for example, of PGPE);

•	any change of transfer or paying agent;

•	announcement of any distribution;

•	payment and detachment of dividends or interest;

•	coupons being declared without value;

•	the redemption of shares in particular before the due date;

•	change of name of the fund in question;

•	any payment default and in a more general manner, any decision relating to any bankruptcy, insolvency, or cessation of payments;

•	any other event or information which, on the date of its publication by the relevant fund or on its behalf, is likely to influence the price of the security;

•	any suspension from trading at the request of the relevant fund on any other trading venue of its issued shares; and

•	any and all other information that it deems useful for the protection of investors.

J.	Market Soundings

A market sounding is defined as a communication of information (made by an issuer, a secondary offeror, a third-party agent for an issuer or secondary offeror, a takeover bidder, etc.), prior to the announcement of a transaction, in order to gauge the interest of potential investors in a possible transaction and the conditions relating to it such as its potential size or pricing, to one or more potential investors. A market sounding may take place orally in connection with a meeting, via an audio or video call, in writing or by means of electronic communications.

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The requirements of the applicable regulation governing market soundings apply to acts only if those acts concern financial instruments admitted to / traded on any UK or EU regulated trading venue, multilateral trading facility or organized trading facility for which a request for admission to trading on any such market or facility has been made. In practice, this means that Pantheon should not ordinarily conduct any market soundings (i.e., communicate any market soundings to third parties) except in relation to Pantheon’s publicly listed vehicles, Pantheon International PLC or Pantheon Infrastructure PLC. However, it is also possible that Pantheon may be invited to receive market soundings from a third party in relation to publicly traded financial instruments within the portfolios of Pantheon managed clients. In relation to receiving a market sounding, regardless of whether you, as a representative of Pantheon, accepted the information or decline to receive the information, it is your responsibility to declare this as part of the Market Abuse Regime in the EEA.

The EU and UK market abuse rules are prescriptive and require firms to establish, implement, and maintain internal procedures with respect to market soundings made or received. Pantheon has established the Pantheon Market Soundings Policy and Procedures (available on the Legal & Compliance subsite of the Pantheon intranet) to ensure that all of the obligations which apply regarding the making and / or receipt of market soundings are adhered to.

Associates must never make a market sounding without pre-clearance from Pantheon Compliance.

Associates must never act as the recipient of a market sounding without pre-clearance from the Head of the appliable Investment Team and from Pantheon Compliance.

K.	Expert Networks

In the conduct of Pantheon’s business, Investment team associates may from time to time procure research services provided by independent consulting firms, expert networks, channel checkers or other firms or individuals providing similar services. We refer to these research providers as “Expert Firms” and the individuals providing these research services as “Experts”. They are permitted to use Expert Firms in connection with their investment research and due diligence activities, subject to the following conditions.

When using Expert Firms, staff members have a responsibility to avoid receiving MNPI from an Expert and must use the Introductory Script below at the onset of all calls. If they do inadvertently receive MNPI, the MNPI should be treated in accordance with the Policy details outlined above and the Compliance Team should be contacted immediately.

Only Expert Firms approved by the Compliance Team and the Risk Team, in accordance with the Vendor Management procedures for onboarding Services providers (see the Vendor Management Policy for further information) may be consulted. The current list of approved Expert Firms are:

•	GLG

•	Guidepoint

•	Coleman

•	AlphaSights

Each Expert Firm must provide a log of Expert calls and meetings to the Compliance Team on a periodic basis. The Compliance Team also reserves the right to attend any calls or meetings to monitor the adherence to these conditions.

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Expert Network Introductory Script

The following statements must be made at the outset of any consultation with an Expert.

“Before we start, as part of our standard compliance disclosure, I want to confirm that:

•	You will not provide to me, and you understand that I do not want to receive, any confidential information about any publicly traded company.

•	You are not prohibited by your employer from participating in this call.

•	You will not disclose any information that will result in breach of any duty of confidentiality to a third party.”

As noted above, if you think that an Expert has disclosed to you confidential or material non-public information, consult immediately with your jurisdictional Head of Compliance / CCO.

L.	Consequences for Violations

Failure to abide by this Policy can result in disciplinary action/sanctions. Such sanctions may include, but are not limited to, the following:

•	Remedial Training

•	Verbal or written warning or reprimand;

•	Enhanced Supervision;

•	Probation;

•	Suspension/revocation of personal trading privileges;

•	Restitution, including donating profits to charity;

•	Fines, as permitted by law and/or civil and criminal penalties; and

•	Termination of employment for cause.

Further, any breach or violation of the Policy may be reported to the applicable Pantheon body responsible for discretionary bonus payments and which therefore may impact an Associate’s compensation.

In addition to internal sanctions, Pantheon may refer any violation of this Policy to civil, criminal, or regulatory authorities as appropriate or required by law. Regulators may take enforcement action against Pantheon and/or the relevant Associate.

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Pantheon Personal Trading Policy

Last Reviewed October 2025

1.	Overview

The Personal Trading Policy (“Policy”) is designed to ensure that Associates’1 transactions in their personal investment accounts are in compliance with applicable securities laws and regulations and are conducted in a manner that avoids actual, potential, and/or perceived conflicts between their own interests and the interests of Pantheon and/or its clients.

Accordingly, Associates are prohibited from making purchases (or short sales) in Covered Securities, with certain exceptions described below. Furthermore, Associates must report certain accounts, holdings and transactions through the Pantheon internal reporting system as described in further detail below.

2.	Reporting Your Accounts

A.	What and When Accounts Must Be Reported

No later than 10 calendar days after commencing employment with Pantheon or otherwise becoming subject to the Global Code of Ethics, you must report all of your Reportable Accounts via the Pantheon internal reporting system. There are no exceptions to this requirement.

“Reportable Accounts” include any securities investment account:

1)	over which you direct, or have the ability to direct, the account’s investments; and / or

2)	in which you, or any of the following individuals (collectively, “Covered Persons”), has a Beneficial Ownership interest:

•	your spouse, domestic partner or minor children;

•	any other financial dependent living in your household; or

•	any other individual where you have discretion over their investment accounts.

You must also report any new Reportable Account promptly and prior to placing a trade in that account.

Reportable Accounts include brokerage accounts, retirement accounts that permit brokerage holdings or trading, share spread betting accounts, Contract for Difference (“CFD”) accounts, stocks and shares Individual Saving Accounts (“ISAs”) or Systematic Investment Plan (“SIP”) accounts, employee stock compensation plans, self-invested personal pension plans (SIPPs), and transfer agent accounts (other than mutual fund transfer agent accounts). Reportable Accounts also include Managed Accounts (defined below), those accounts from which a Covered Person benefits indirectly, such as a family trust or family partnership, and accounts in which a Covered Person has a joint ownership interest, such as a joint brokerage account.

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Under Pantheon’s Global Code of Ethics, Associates collectively covers all “access persons”, namely those persons who have access to information regarding investment decisions, transactions, and portfolio holdings. Unless the Compliance Team otherwise agrees, “access persons” also includes all officers, partners and employees of Pantheon, as well as any interns, consultants or self-employed contractors.

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INTERNAL ALL

The information required to be reported regarding a Reportable Account includes the following:

•	The name of the broker, dealer or bank with whom the Covered Person established the account;

•	The date the account was established; and

•	The account owner (self, spouse, dependent child, etc.)

The following are exempt and not considered Reportable Accounts and therefore do not need to be reported:

•	529 plans or similar college savings plans, or cash and savings ISAs;

•

SIP and Child Trust accounts if the account only has the capability to hold open end mutual funds or other funds where you do not have the ability to control, influence, select or direct its underlying investments;

•	Open end mutual funds purchased directly from the fund manager and held in accounts which do not have the ability to hold any other type of securities*.

•	In the US, Associates’ Fidelity 401(k) plans do not need to be reported as they have the ability to hold only open-end mutual funds.

•	Similar 401(k) plans from prior employers also do not need to be reported. However, those that can hold other investments beyond open-end mutual funds should be reported.

•	Any other account that is limited solely to transactions in unit investment trusts (“UITs”), redeemable securities of registered investment companies, and variable contracts.

•	Any other account that is limited solely to transactions in “non-securities” as defined by the SEC (i.e., certain types of crypto currencies).

*	See the “Reporting Your Holdings and Transactions” section for reporting requirements for AMG-affiliated mutual funds.

Please contact the Compliance Team if you hold any securities in physical certificate form or if you are not sure if a particular account is required to be reported.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representatives (“RRs”)

In addition to those requirements set forth above, an RR of Pantheon Securities who initiates or maintains a personal securities account with a third-party broker-dealer must give written notice to that broker-dealer that he/she is registered with Pantheon Securities prior to opening the account, or, prior to placing an initial order for the purchase or sale of securities through the other broker-dealer. Typically, this notice is provided to the broker-dealer as part of the account application. If the account was established with the other broker-dealer prior to the association of the RR with Pantheon Securities, then the RR shall notify both Pantheon Securities (via the US Compliance team) and the other broker-dealer in writing promptly after becoming associated with Pantheon Securities.

B.	Electronic Data Feeds

Subject to any applicable temporary grace period(s) as communicated in writing by Pantheon Compliance, Associates are required to hold all Reportable Accounts (other than Managed Accounts, see section 3(C) below for more detail) via a firm/broker that provides electronic data feed capabilities that are compatible with the Pantheon internal reporting system.

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INTERNAL ALL

Pantheon currently receives direct electronic data feeds from the following broker-dealers*:

•	AJ Bell Youinvest

•	Charles Schwab - Investments

•	Chase – Investments

•	Citi Private Wealth

•	E*TRADE

•	Edward Jones

•	DE GIRO (GLOBLA)

•	Fidelity Investments

•	Fidelity International (UK)

•	First Republic

•	Hargreaves Lansdown

•	Interactive Brokers

•	JP Morgan Private Client
•	Morgan Stanley - ClientServ

•	Merrill Lynch – MyMerrill Investments

•	National Financial Services

•	Pershing

•	Robinhood

•	Rockefeller & Co. – Investments

•	Royal Bank of Canada (RBC) Wealth Management

•	SEI Investments

•	SEI Private Wealth Management

•	Stifel Nicholas

•	TD Ameritrade

•	UBS

•	US Trust

•	Wells Fargo Advisors

Additional “aggregate” electronic feeds are available via the Pantheon internal reporting system where the Associate connects the account(s) him/herself through the system. Please contact the Compliance team to inquire if your broker has an available aggregate electronic feed and for assistance in making the account connection.

*	The providers of live electronic feeds are continually updated, and this Policy will be updated from time to time to reflect such changes.

3.	Reporting Your Holdings and Transactions

Associates are required to declare initial holdings upon joining Pantheon and thereafter provide annual holding statements (as discussed in more detail in section 3(A) below). Associates are also required to upload confirmations of individual, pre-cleared trades shortly after each such trade together with periodic brokerage account statements (as discussed in more detail in section (B) below).

In both cases, Associates may satisfy these requirements by ensuring that the Compliance Team receives holding statements, trade confirmations, and brokerage statements for their Reportable Accounts directly from their broker via an electronic data feed or link as discussed above. However, it is the responsibility of Associates to ensure their electronic feed is properly connected to Pantheon’s internal reporting system and for any securities that are not covered by any such electronic data feed (for example because of any applicable grace period for implementation of the electronic data feed or because there are securities not held within a reportable account such as private securities or stocks held directly), Associates must continue to comply with the following requirements. There are limited exceptions as discussed in section (C) below.

A.	Initial and Annual Holdings Reports

Except as provided below, you must submit via the Pantheon internal reporting system no later than 10 calendar days after commencing employment with Pantheon, or otherwise becoming subject to the Code of Ethics, an initial holdings report which includes all of the holdings in your Reportable Accounts (via electronic data feed, as covered above) and any other securities that would require pre-clearance prior to trading under Section 4 below, including those not covered by an electronic data feed (e.g., private securities, stocks held directly). Additionally, you must report via the Pantheon internal reporting system your holdings in AMG-Affiliated Mutual Funds. (A list of AMG-Affiliated

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Mutual Funds is posted in ACA and may be distributed to you periodically). You may not make any personal trades until an initial holdings report has been submitted. You must also submit / certify to an annual holdings report via the Pantheon internal reporting system.

Initial and annual holdings reports must include, at a minimum, the following information as applicable, current as of date not more than 45 calendar days prior to the date of the report:

•	The name and type of security, the ticker symbol or CUSIP number, number of shares or units, and principal amount of the security;

•	The name of any broker, dealer or bank with which the Covered Person maintains the Reportable Account; and

B.	Account Statements

Globally, Associates are required to upload monthly or quarterly account statements inclusive of the account’s activity (as applicable) to the Pantheon internal reporting system within 30 calendar days following the end of each quarter. For those on a temporary grace period until an electronic feed is connected, statements must be uploaded under the “Accounts” section on the “Personal Trading” tab of the Pantheon internal reporting system. You will not be permitted to actively trade while you are in a grace period until the connection of an electronic feed is complete.

C.	Exceptions to Holdings and Transaction Reporting Requirements

(1)	Managed Accounts

You are not required to submit initial or annual holdings reports, or trade confirmations with respect to securities held in a Managed Account if you have certified to the Compliance Team via the Pantheon internal reporting system that your account is a Managed Account. A “Managed Account” is one from which you could benefit, but over which you have no investment discretion or influence over the investments in the account, such as a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to execution.

Periodically, the investment manager of a Managed Account may be asked to affirm that you have not exercised influence or investment discretion over the Managed Account. In order for an account to continue to be treated as a Managed Account, the investment manager must provide the requested affirmation, as requested.

You must immediately advise the Compliance Team if you terminate the Managed Account agreement. Upon termination of the Managed Account agreement, you must also immediately begin reporting transactions and holdings in such accounts, as outlined in Sections 3A and 3B above.

(2)	Automatic Investment Plans

An “Automatic Investment Plan” means a program in which regular periodic purchases or sales are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

Automatic Investment Plans are permitted in Exempt Securities, but are prohibited in Covered Securities, unless otherwise agreed with Compliance.

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4.	Trading in Covered Securities

A.	Prohibition on Establishing New Positions in Covered Securities

Associates are prohibited from making purchases (or short sales) in Covered Securities.

Purchases via managed accounts, dividend reinvestments, and spousal employee stock purchase plans (with prior Compliance consent) and other exempt securities identified below, as well as shares in receipt from vesting prior employer stock awards (with prior Compliance consent), are exempt from this prohibition.

Anything	not listed as an Exempt Security is considered a Covered Security and is subject to this prohibition.

B.	Pre-Clearance of Transactions of Existing Positions in Covered Securities

Associates must obtain prior approval/pre-clearance via the Pantheon internal reporting system for sales (or buys to close short sales) in all covered securities. The exceptions to this requirement are trading in Exempt Securities or as otherwise set forth below under Exceptions to Pre-Clearance Requirement (section C).

In most cases, trading requests will be processed on an automated basis through Pantheon’s internal compliance system. However, transactions in certain securities will be subject to additional manual review by Compliance and / or the relevant business teams before responding to such request.

Pre-cleared trades are valid in the Pantheon internal reporting system for a period of three business days unless any delay in trading would breach a closed period. In the case of a previously approved trade possibly breaching a closed period, you may request an exception to the closed period restriction in order to complete the trade. You may not proceed with the trade during the closed period without approval from the Compliance Team.

If a pre-cleared trade is not executed within three business days of approval, you must resubmit the pre-clearance request in the Pantheon internal reporting system at the end of that three-business day period and receive new approval prior to executing the trade unless the trade relates to a rights issue / corporate action. This control continues until the transaction is executed.

Also, if the terms of the order are changed, or if the order is withdrawn or cancelled and subsequently re-entered at a later time, you must submit another pre-clearance request in the Pantheon internal reporting system for the new order.

When requesting pre-clearance of a trade, you must make the following certifications:

•

You do not have material, non-public information (MNPI) regarding the security, defined as information, if it was made generally available, that would be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security;

•	To the best of your knowledge, the trade does not conflict with any current investment activity of any Pantheon client or fund

•	To the best of your knowledge, the company is not a manager of private funds, such as PE Funds, Infra Funds, or Credit Funds

•

To the best of your knowledge, the company is not presently a direct or indirect portfolio company of Pantheon managed funds or clients. If you are aware that it is a portfolio company of Pantheon, you will be required to hold until the Pantheon funds or clients divest their positions

•	You are not aware that the security is on the Pantheon Restricted List.

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C.	Exceptions to Pre-Clearance Requirement

(1)	Managed Accounts

Although you are required to report Managed Accounts as described above, you are not required to obtain pre-clearance of transactions in Managed Accounts, provided that the following conditions are met:

•

You provide certification when reporting the Managed Account through the Pantheon internal reporting system that transactions in the account are, in fact, effected by your investment adviser (and not you, the Pantheon Associate) with the investment adviser having full discretionary investment authority;

•	In the event that you participate in any individual decision regarding purchases or sales in the account, such transactions must be pre-cleared;

•	You will be required to attest annually to the account’s continued managed status; and

•	Pantheon reserves the right to contact your investment manager to verify the managed status of the account.

(2)	Exempt Securities

You are not prohibited from purchasing, nor are you required to obtain pre-clearance for transactions in “Exempt Securities”. Except as noted below Exempt Securities include:

•	open or closed-end funds;

•	AMG-Affiliated Mutual Funds

•	ETFs (including options on ETFs; excludes single-stock ETFs);

•	UITs;

•

other funds (including investment trusts) where you do not have the ability to control, influence, select or direct its underlying investments; securities issued by a government, state or municipality (including treasury bonds and municipals bonds); bank certificates of deposit; money market funds; commercial papers; and

•	variable annuities and variable insurance contracts.

Please note that cryptocurrencies/virtual currencies that are defined as securities by the SEC are NOT exempt securities and are “Covered Securities” under this policy. Cryptocurrencies/virtual currencies that are defined as non-securities by the SEC are exempt as noted in section 2. If you have any question as to whether a particular cryptocurrency is a security or non-security please contact the Compliance Team.

If an Associate wishes to partake in cryptocurrency farming, it is the Associate’s responsibility to confirm that the cryptocurrency pair are both considered non-securities by the SEC and not in considered a security as per FSMA.

Exempt Securities do not include funds, collective investment schemes or investment trusts whose primary strategy is investing in private equity, infrastructure, private securities, real estate or other alternative assets. Sales of legacy positions in these securities must also be precleared.

Exempt Securities also do not include the AMG Pantheon Fund (P-PEXX), the AMG Pantheon Credit Solutions Fund (P-SECC), AMG Pantheon Infrastructure Fund (P-BUILD), Pantheon Global Private Equity Fund (PGPE), Pantheon Global Credit Secondaries Fund (PGPE), Pantheon International PLC (PIN) or Pantheon Infrastructure plc (PINT). Purchases (and sales) are permitted but must be precleared.

Any Associate who wishes to execute a trade in PIN or PINT must obtain the appropriate pre-approval via email and attach it to their trade request within the internal reporting system:

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i. PIN

Requestee:	Confirmation required from:

All Associates (other than those captured below)	Head of the PIN Team Head of Investor Relations & Communications for PIN

PIN Team Members	Head of the PIN Team and the Chief Risk Officer

Head of PIN Team	A senior member of the PIN Team (i.e., not the person placing the trade), the Chief Executive Officer and the Chief Risk Officer

Partnership Board Members	Head of the PIN Team and the Chief Risk Officer

VALCOMM (main + PIN sub-committee) Members	Head of the PIN Team and the Chief Risk Officer

Chief Risk Officer	Head of the PIN Team and either the COO or Head of Operations

ii. PINT

Requestee:	Confirmation required from:

All Associates (other than those captured below)	Head of the PINT Team

Infrastructure Investment Team Members	Head of the PINT Team and the Chief Risk Officer

Head of the PINT Team	A senior member of the Infrastructure Investment Team (i.e., not the person placing the trade), the Chief Executive Officer and the Chief Risk Officer

Partnership Board Members	Head of the PINT Team and the Chief Risk Officer

VALCOMM (main PINT sub-committee) Members	Head of the PINT Team and the Chief Risk Officer

Chief Risk Officer	Head of the PINT Team and either the COO or Head of Operations

As noted above, anything not listed as an exempt security is considered a Covered Security.

Options Transactions in Exempt Securities:

•	Expiration of a put or call must be 60 or more calendar days from date the position was opened;

•	You may not close an option position unless it has been held for 60 or more calendar days;

•	Following the exercise of an option (other than at expiration), you may not open a new position with the same underlying security for 60 calendar days after the exercise;

•	You may roll an option position at or within 5 calendar days of expiration (e.g., buy or sell an option on the same underlying security);

•	You may not use an option to create a transaction that would otherwise violate the terms of this Policy.

Also, any sale of securities acquired upon exercising a long call option or the expiration of a long in-the-money option will be in violation of these provisions, unless it is pre-cleared or otherwise subject to an exception to the pre-clearance requirement.

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5.	Other Prohibited or Restricted Investments

A.	Initial Public Offerings

Purchasing Initial Public Offerings (“IPOs”) are prohibited, in line with the prohibition noted above for Covered Securities. If a private security owned by a Pantheon Associate participates in an IPO, and the Associate would like to sell that security in the public markets, that sale would be subject to the same preclearance requirements noted above.

B.

Sales for AMG Pantheon Fund (P-PEXX), the AMG Pantheon Credit Solutions Fund (P-SECC), AMG Pantheon Infrastructure Fund (P-BUILD), Pantheon Global Private Equity Fund (PGPE), Pantheon Global Credit Secondaries Fund (PGPE), Pantheon International PLC (PIN) or Pantheon Infrastructure plc (PINT)

If you make a purchase in PIN, PINT, Pantheon Global Private Equity Fund, Pantheon Global Credit Secondaries Fund, the AMG Pantheon Credit Solutions Fund, AMG Pantheon Infrastructure Fund or the AMG Pantheon Fund, you are required to hold it for a minimum of one year.

C.	Private Securities Transactions

You are prohibited from acquiring or selling any security issued in a private security transaction, such as a limited offering or private placement, without prior approval from the Compliance Team. This can include private equity, hedge fund or other types of alternative / private market investments in which an Associate may invest via a subscription document, this could also include crowdfunding or an equity fund raising of a business including startups and product funding. If you have any questions as to whether something constitutes a private investment, please contact the Compliance team for clarification.

Pre-clearance requests for private securities transactions require the following information:

•	Company to which the Associate is seeking to invest.

•	Type of company, including strategy, information & background

•	Supporting documentation, for example, offer memorandum, subscription agreement, etc.

•	Amount of investment.

•	Confirmation that you are not being offered the opportunity due to your employment at or association with Pantheon.

•	Confirmation that the opportunity is of no interest to Pantheon clients as of the time of the trade and not reasonably expected to be of any interest to Pantheon clients in the next 5 years.

•

Assessment whether the opportunity involves an actual or potential service provider to Pantheon / Pantheon Funds. In scenarios where an employee requests to make an investment in a potential service provider, full disclosure of the investment is required and that interested parties must immediately recuse themselves from the decision making/due diligence process if Pantheon were to consider conducting business with that service provider.

•

Confirmation (via email) from a disinterested, senior investment professional that the potential private investment does not conflict with Pantheon investment activities, including: (i) confirmation that the Associate is not being offered the opportunity due to employment at or association with Pantheon; and (ii) confirmation that the opportunity is of no interest to Pantheon clients as of the time of the trade and is not reasonably expected to be of any interest to Pantheon clients in the near/distant future (next 5 years); and

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(iii) an assessment as to whether the opportunity involves an actual or potential service provider to Pantheon / Pantheon Funds.

The Compliance Team may contact your supervisor, other members of Investment Teams or the International Investment Committee to discuss the proposed transaction prior to approving it. Approval may be granted after a review of the facts and circumstances, including, but not limited to the information provided above.

The approval will then be logged in the Pantheon internal reporting system. If approved, after the transaction is complete you are required to upload the final subscription agreement, or other equivalent documents, in the Pantheon internal reporting system, along with adding the private security directly to your holdings record.

D.	Derivatives

You may trade in certain financial derivatives, such as options and futures, financial spread betting or contracts for difference which are based on generally recognized indexes, currencies or commodities. More complex derivatives may be restricted by the Compliance Team. You should contact the Compliance Team prior to purchasing financial derivatives, other than futures and options on recognized indexes, and should be prepared to discuss the characteristics of the derivative product and the underlying securities or financial products on which the derivative is based in order to provide assurance that the financial derivatives will not provide an opportunity for unlawful trading.

6.	Corporate Actions

Corporate actions are subject to the restrictions in this policy and extend to making any formal or informal offer to buy or sell, taking up rights on a rights issue, exercising conversion or subscription rights and exercising an option. The restrictions also extend to buying or selling an investment under any offer, including a takeover or tender offer, which is made to the public or all (or substantially all) the holders of the investment concerned.

Pre-clearance must be obtained for corporate actions whereby consent/discretion is normally required from the account holder. This includes, but is not limited to, the following:

•	Taking up/selling of rights issues

•	Exercising of subscription rights

•	Exercising of conversion rights

•	Acceptance of a tender/takeover offer

Corporate Actions whereby consent/discretion is not normally required are exempt for the pre-clearance requirement, however post-trade notification must be made via account statements/trade confirmations in line with section 3.B. of this policy. This includes, but is not limited to, the following:

•	Acquisitions/disposals as a result of a merger or spin-off

•	Automatic reinvestment of dividends (N.B. initial pre-approval should be obtained)

•	Stock splits

7.	Other Exceptions

Under very limited circumstances, an exception to the provisions of this Policy not otherwise described above may be granted by the Head of Compliance/Chief Compliance Officer or designee in your region on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with Pantheon fund or client interests. Requests for such exceptions must be made in writing to the Head of Compliance/Chief Compliance Officer and describe the nature of the exception and the reason it is being requested.

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8.	Training

Pantheon Compliance will conduct training regarding this Policy as part of the new hire/on-boarding process. Pantheon Compliance may also periodically require Associates to undergo training regarding this Policy and may make authorization to make any future trades conditional on successful completion of such training.

9.	Policy Violations

Failure to abide by this Policy can result in disciplinary action/sanctions. Such sanctions may include, but are not limited to, the following:

•	Remedial training

•	Verbal or written warning or reprimand;

•	Enhanced supervision;

•	Probation;

•	Suspension/revocation of personal trading privileges;

•	Restitution/including donating profits to charity;

•	Fines as permitted by law; and

•	Termination of employment for cause.

Further, violations of the Policy or regulatory breaches may be reported to the applicable Pantheon body responsible for discretionary bonus payments and which may therefore impact other factors such as an Associate’s compensation.

In addition to internal sanctions, Pantheon may refer any breach to civil, criminal, or regulatory authorities as appropriate or required by regulation or law. Regulators may take enforcement action against Pantheon and/or the relevant Associate.

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Pantheon Outside Business Activities Policy

Last Reviewed June 2025

Each Pantheon Associate is required to be engaged in the practices and concerns of Pantheon and to devote substantially all of their normal working time thereto and, to the best of their ability, engage themselves in such activities in a manner which will further the business and interests of Pantheon.

In order to avoid possible conflicts of interest, you must not engage in any of the following (a) – (c), together “Outside Business Activities” or “OBAs”, unless you have obtained prior approval from:

(i)	your Supervisor;

(ii)	Compliance; and, if applicable,

(iii)	for Operating Partners and Principal Members (i.e., holders of equity in the business), the Partnership Board[1].

(a)	take on/conduct any outside affiliation/activities for which you receive compensation (whether by fixed or variable remuneration, commissions, or profit sharing);

(b)

serve in an investment advisory capacity or any other fiduciary capacity, whether or not you receive compensation, for any organization (examples include, but are not limited to, serving on a Board or as treasurer, or assisting in the management of an endowment or building fund or investment committee);

(c)	otherwise be directly or indirectly materially engaged, concerned or interested in any business activity, trade or occupation other than your responsibilities for the Pantheon Group.

Examples of OBAs include, but are not limited to, the following:

•	Accepting directorships, governorships or trusteeships;

•	Serving as an employee, independent contractor, sole proprietor, officer, director or partner of any other person or business organization (this includes Advisory Board seats);

•	Full or part-time employment by another organization;

•	Receiving compensation, or having the reasonable expectation of compensation, from another organization or individual;

•	Engaging in personal or family business opportunities;

•	Acting as a fiduciary for an organization or an individual; and

•

Serving in an advisory capacity for any organization, including charitable, civic, religious, educational, or fraternal organizations (note: as above, prior approval is required to serve in an investment advisory capacity or other fiduciary capacity for any charitable, civic, religious, educational or fraternal organization, whether or not such role is compensated).

Volunteering without compensation and in a non-advisory/non-fiduciary capacity in a charitable, civic, religious, educational, or fraternal organization does not need to be reported or disclosed, provided that such activities must not – individually or in the aggregate with other OBAs – interfere with the performance of such individual’s duties and responsibilities to/for Pantheon. They must not conflict with (or create the appearance of a conflict with) the business of Pantheon and must be otherwise in conformance with Pantheon’s policies and procedures. Examples of such activities include coaching a children’s football/basketball team, leading the choir in a church, or assisting in a homeless shelter.

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Pantheon does not expect to decline permission for any Operating Partner or Principal Member’s request to be involved in business endeavours on a non-professional basis if: (i) such activities cannot reasonably be expected to be inconsistent or in conflict with such Operating Partner or Principal Member Owner’s duties and responsibilities to the Pantheon Group; (ii) such activities do not (individually or in the aggregate) interfere with the performance of such individual’s duties and responsibilities to / for the Pantheon Group, and (iii) provided that such individual has provided to the Partnership Board appropriate information with respect thereto so that the Partnership Board can ensure that such activities are not inconsistent with or conflict with (or create the appearance of a conflict with) the business of the Pantheon Group and are otherwise in conformance with the policies and procedures of the Pantheon Group.

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With regard to any OBAs:

•

Such activities must not (individually or in the aggregate) interfere with the performance of such individual’s duties and responsibilities to/for Pantheon and must be in conformity with the other policies and procedures of Pantheon.

•

You must avoid any outside affiliation, including outside employment or professional or personal service, that competes with Pantheon’s business or conflicts (even if it only creates the appearance of a conflict) with the interests of Pantheon or its clients/investors.

•

Personal fiduciary appointments such as administrator, executor or trustee must be reported and approved. This includes fiduciary appointments for family members or other close personal relationships (which may include commercial ventures).

•

Assuming an advisory role in conjunction with an investment in a private placement or other investment requires prior approval. Additionally, the investment must be pre-cleared / reported & approved as set out in the Personal Trading Policy (Annex C of the Global Code of Ethics).

•

You may not use Pantheon resources, including computers, software, proprietary information, letterhead stationery, and other property in connection with any outside employment or other outside affiliation.

•

Political activities are subject to Pantheon’s Political Contribution Policy. Please refer to that Policy (Annex K of the Global Code of Ethics) for information regarding political activities and support of political candidates, political parties, and related organizations.

In addition to this policy, under the Pantheon LLP Deed, an Operating Partner or Principal Member must report any non-Pantheon business activity, trade or occupation to Compliance and obtain the requisite Committee approval prior to engaging in such activity.

In order for an OBA to be approved, you must obtain your supervisor’s approval, disclose the proposed OBA to Compliance via the Pantheon internal reporting system, and, for Operating Partners and Principal Members (i.e., holders of equity in the business), disclose the proposed OBA to the Partnership Board and obtain its approval. The disclosure(s) must include details of the nature of the OBA and a discussion of any possible conflicts of interest or appearance of conflicts of interest with Pantheon or its clients/investors and how any potential or actual conflicts will be addressed. For all instances involving Operating Partners and Principal Members, the request for approval will go to the Compliance Team and the Partnership Board for approval.

It is your responsibility to ensure that your OBAs are reported in the Pantheon internal reporting system and the information on the Pantheon internal reporting system is promptly updated to reflect when you are no longer engaged in a previously reported OBA.

Pantheon	Securities, LLC (“Pantheon Securities”) Registered Representatives (“RRs”)

Pantheon associates who are RRs of Pantheon Securities must report and seek approval for all proposed OBAs from Compliance and their Series 24 Supervisory Principal (which may not be the same person as their non-broker-dealer supervisor), in addition to those individuals noted above for all employees.

Pantheon Securities also must evaluate the proposed activity to determine whether the activity is properly characterized as an outside business activity or whether it should be treated as involving private securities transactions subject to FINRA requirements. Pantheon Securities will keep a record of its compliance with these obligations with respect to each written notice received and will preserve

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this record for the period of time and accessibility specified in the SEC recordkeeping rules, which is satisfied by the disclosure of the OBA in the Pantheon internal reporting system. Depending on its nature, the OBA, if approved, may also be subject to disclosure on the RR’s FINRA U-4 registration. OBAs that are exclusively charitable, civic, religious, fraternal, and/or recognized tax exempt AND do not include any investment-related activities do not require U-4 disclosure.

The following information is required for all OBAs that require disclosure on the RR’s U-4:

•	your position, title, or relationship with the other business

•	the start date of the relationship

•	the approximate number of hours per month you devote to the other business

•	the number of hours you devote to the other business during securities trading hours

•	a brief description of your duties relating to the other business

RRs of Pantheon Securities should refer to the Written Supervisory Procedures for more specific requirements.

Please contact the Compliance Team with any questions.

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Pantheon Books and Records/Record Retention Policy

Last Reviewed June 2025

Pantheon shall maintain all records required to be maintained by it by applicable law, in the manner and for the period specified by such law, including without limitation satisfying the most stringent jurisdictions mentioned above. Copies of the record keeping regulations are available upon request from the Legal and Compliance Team.

Record Retention

Pantheon shall preserve all records relating to its business, including, but may not be limited to, employee, corporate, financial, client, investment and compliance information in accordance with this Policy. Each category of data referenced in the Books & Records Chart below shall be preserved for a period of time that is at least equal to the applicable period of time as is set forth opposite such category of data. All other information shall be preserved for at least seven years after the closing of the account/end of the relationship.

Periodic examinations of all files, records and reports to assure that records are maintained as described in this Policy will be conducted by Compliance via the Pantheon Global Monitoring and Testing Program.

A record is defined as any document used by Pantheon in the course of carrying out investment business and any document used to demonstrate the necessary management and control of Pantheon activities in accordance with regulatory requirements. Regulatory rules state that a firm must arrange for orderly records to be kept of its business and internal organisation, including all services and transactions undertaken by it, which must be sufficient to enable the regulatory body or any other relevant competent authority to monitor the firm’s compliance with the requirements under the regulatory system, and in particular to ascertain that the firm has complied with all obligations with respect to clients. Pantheon must therefore ensure that the following requirements are met to ensure compliance with regulatory rules:

•	All records must be held either in hard copy (on-site or offsite storage) or in electronic format.

•

All records relating to the conduct of Pantheon’s business must be held in an easily accessible place (and specifically for the first two years on-site) from which the records can be retrieved within at most 48 hours of submitting a retrieval request.

•	All records must be capable of being reproduced in the English language on paper.

•	All applicable departments/teams must maintain a list of all the types of record they retain

•	Details of any records sent for archiving must be maintained.

•

Without the consent of the Regulatory body in writing, no record or file shall be amended or destroyed should it be relevant to any matter which is the subject of a regulatory inspection, investigation or any other regulatory proceedings.

Please see the chart on the following page as a further guide to assist with understanding your obligations under this policy.

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Books & Records Chart

Category of Data	Retention Period

Regulatory Compliance Records Compliance Manuals, Policies and Procedures, complaints handling, annual review documentation, and Code of Ethics	Maintain the current manual, policy, or code in effect within the past 7 years

Violations of the Code of Ethics A record of any violation of the Code of Ethics, and of any action taken as a result of the violation.	7 years after end of fiscal year in which violation occurs

Access Person Reports A copy of each report made by an Access Person, including employee acknowledgements, disclosures, breaches, and approvals.	7 years after end of fiscal year in which report made

Record of People Required to Make Access Person Reports and Those Responsible for Reviewing the Reports

A record of all persons, currently or within the past seven years, who are or were required to make Access Person reports, or who are or were responsible for reviewing these reports.

7 years

Report on the Code of Ethics

Reports presented to the senior management that describe issues arising under the code of ethics and certify that procedures have been adopted to prevent access persons from violating the code.

7 years after end of fiscal year in which report made

Pre-Approval of Investments in IPOs and Limited Offerings by Access Persons

A record of any decision and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an IPO or limited offering.

7 years after end of fiscal year in which approval granted

Records relating to Investors / Clients, including anti-money laundering (“AML”) documentation (This should include copies of evidence or information used to verify identity (these should be retained in the customers’ files attached to the verification of identity forms) but excluding personal data of investors / clients)	7 Years from the end of the relationship or if later the date on which the last transaction was completed or the last entry to the record was made

Investor / Client tax documents (but excluding personal data of investors / clients)	7 Years from the end of the relationship

Personal data of Investors / Clients, e.g. relating to AML documentation or tax documents

7 years from the date on which the relevant business relationship, for which purpose such personal data was provided, has ended (or if later the date on which the last transaction was completed or the last entry to the record was made).

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Investment Records

Investment Recommendations and Investment Committee approvals (e.g.

(i) how investment advisers are selected; and (ii) how the determination of asset allocations are made); investment-related correspondence sent or received; Internal working papers, financial modelling, and due diligence for investments.

7 years after end of fiscal year in which of the record is made

Recording of Electronic Communications Recordings of all electronic communications, as well as telephone conversations that result in or may result in the execution of Treasury transactions.	7 years

Senior Manager and certified persons documentation including fitness & propriety assessments and statements of responsibility

Documentation in support of fitness & propriety assessments (that could include regulatory references from former employers, which could include information of the certified person’s 6 previous years of employment records) job descriptions, background checks, statements of responsibility and the filing of such documentation with the regulator.

7 years

Pay to Play Records

A record of (i) the names, titles and business and residential address of all Pantheon Associates, (ii) all Government entities to which Pantheon provides / has provided investment advisory services or which were investors, (iii) all direct / indirect contributions made by Pantheon / Pantheon Associates to a Government official or a political party, and (iv) the name and business address of each person or entity to which Pantheon provides / agrees to provide payment to solicit a Government entity for investment advisory services on its behalf.

7 years

Required Retention of Pantheon Electronic Business Communications:

Pantheon-related documents may not be sent to personal email accounts or text messaging/instant messaging platforms as this conduct could subject Pantheon to regulatory recordkeeping requirements and access to such an account or computer may be required by a Regulator. Written communications regarding Pantheon’s business must be conducted on Pantheon’s systems and networks. All written communications sent and received on Pantheon’s systems and networks will be retained by Pantheon as per applicable recordkeeping rules.

Pantheon Associates are strictly prohibited from using their personal unapproved devices and personal emails, text messages or any other unauthorized communication channels including personal WhatsApp messaging or other instant messaging platforms for any business-related communication

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without exception. All communications must be conducted through approved channels that are subject to monitoring and archiving.

Deletion of Personal Data of Clients / Investors

With respect to personal data of clients and investors (including in the case of AML due diligence if the applicable law, regulation and circumstances allow for deletion), following the expiry of the retention period set forth above, Pantheon will delete (or otherwise erase, de-identify or pseudonymise or equivalent) any such personal data except as required or permitted by applicable law or regulation, for example where, (i) the data subject has consented or (ii) Pantheon reasonably believe that the records containing the personal data need to be retained for the purpose of legal, regulatory or court proceedings (for example in the context of money laundering, where a report of suspicious activity has been submitted to the law enforcement agencies, or where it is known that a client or transaction is under investigation, the relevant records should not be destroyed without the agreement of the authorities even though the seven-year limit may have been reached).

Personal Data of Pantheon Associates

Policies relating to the collecting, storing, processing and deletion of personal data of Associates shall be maintained separately by the Human Resources department.

Recording of Telephone and Electronic Communications

With respect to telephone and electronic communications, Pantheon will take all reasonable steps to record relevant telephone conversations and electronic communications relating to the conclusion of transactions in investments that are financial instruments. Records shall include the recording of telephone conversations or electronic communications relating to, at least, transactions concluded when dealing on own account and the provision of client order services that relate to the reception, transmission and execution of client orders. Such telephone conversations and electronic communications shall also include those that are intended to result in transactions, even if those conversations or communications do not result in the conclusion of such transactions or in the provision of client order services.

Orders placed by clients through other channels must be made in a durable medium such as mails, faxes, emails or documentation of client orders made at meetings. In particular, the content of relevant face-to-face conversations with a client may be recorded by using written minutes or notes. Such orders shall be considered equivalent to orders received by telephone.

Records of all inbound and outbound telephone communications, emails and face-to-face conversations/meetings relating to the conclusion of transactions in investments that are financial instruments are recorded. As such, the Treasury Team must utilise a Pantheon 8x8-enabled mobile device, desktop phone or software program to make telephone calls relating to all transactions.

Pantheon shall take all reasonable steps to prevent any member of the Treasury Team from making, sending or receiving relevant telephone conversations and electronic communications on privately-owned equipment which it is unable to record or copy.

Periodic reviews of electronic communications, including telephone conversations, related to transactions in investments that are financial instruments, will be conducted by Compliance via the Pantheon Global Monitoring and Testing Program.

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Exceptional Circumstances

Where exceptional circumstances arise and Pantheon is unable to record inbound and/or outbound telephone communications relating to the conclusion of transactions on 8x8-enabled devices, Pantheon endeavours to obtain and retain relevant records and evidence of such communications and to make available the records to competent authorities upon request.

Additional Requirements for Pantheon Securities

Pantheon Securities LLC- specific books and records obligations and related recordkeeping practices are described in its Written Supervisory Procedures and Compliance Manual (“WSPs”) located on the Legal and Compliance section of the Pantheon intranet.

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Pantheon Reporting of Breaches and Violations Policy

Last Reviewed July 2025

1.	Applicability

This policy applies to all Pantheon Associates.

2.	Overview

Pantheon is committed to conducting its business with honesty and integrity and we expect all Associates to maintain high standards. Any wrongdoing should be reported as soon as possible.

As there are potential overlaps covering reporting of violations (of Pantheon internal policy) and the reporting of regulatory breaches, Pantheon has adopted a comprehensive policy that covers both of these aspects.

3.	Reporting of Breaches and Violations

Any act or omission that results in a potential or actual breach of law, rule, or regulation and any violations of Pantheon’s internal Compliance or related policies must be reported promptly upon their discovery to the Compliance Team.

Violations and breaches, may be reported to Compliance in the following ways:

•	Directly to the applicable jurisdictional Chief Compliance Officer (“CCO”), their designee, or another member of the Compliance team via email, Teams message, phone or in person.

•	Via the Pantheon internal reporting system.

Compliance may also discover violations or breaches via other means, including, but not limited to, testing carried out as part of the Compliance Monitoring Program, review of alerts generated on the Pantheon internal reporting system, or electronic message review.

Additionally, all instances of lost, stolen, breached or compromised Confidential Information (including personal data) should be reported in accordance with the procedures outlined in the Pantheon Confidentiality and Privacy Policy (available on the Legal and Compliance section of the intranet).

The Compliance Team maintains a Compliance Breaches and Violations Register in which all reported incidents, if deemed to be an actual violation (or minor violation), or breach, will be recorded. Where necessary, it is the responsibility of the Compliance Team to notify and/or escalate details of violations and breaches to HR, senior management and/or to the appropriate regulator, if required.

If the CCO determines that an impacted client requires notification as a result of a violation or breach, the Risk Committee and senior management will be notified. The CCO will then instruct relevant Associates to contact the client/investor and provide the necessary details.

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If a violation or breach financially disadvantages a fund or investor, the CCO will inform senior management and the Risk Committee and will liaise with the team that reported the violation or breach to ensure that any necessary reimbursements are made promptly. If a violation or breach financially advantages a fund or investor, the CCO will consult with senior management in order to determine an appropriate resolution.

Following resolution of a violation or breach, the CCO will provide sign off, signifying that the violation or breach has been resolved and, with the support of their designee, ensure that all details are included on the Pantheon Compliance Violations and Breaches Register, as appropriate.

Senior Managers & Certification Regime (“SM&CR”)

In accordance with the SM&CR, Pantheon is required to report on an annual basis whether it has taken disciplinary action against individuals who are not Senior Managers for breaches of the Conduct Rules and, if so, provide details of the breach. If a reported incident is deemed to be a breach of the FCA Conduct Rules, it is the responsibility of the Compliance Team to ensure the correct escalation process is followed, as per the process document located on the Pantheon intranet site within the section titled “About Us, Conduct and Culture”.

With regards to Conduct Rule breaches made by Senior Managers, Pantheon is required to notify the FCA within 7 business days of concluding disciplinary action.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representative’s (“RRs”) obligations with regard to reporting violations:

The CCO must determine whether substantiated breaches or violations must be reported to FINRA pursuant under FINRA rules or to other regulatory organizations pursuant to applicable rules and regulations. The CCO is responsible for Compliance preparing and filing any required reports.

The Chief Executive Officer (“CEO”) of Pantheon Securities will be informed of all reported violations on a regular basis, and all substantiated violations will be reported to the CEO as promptly as practicable. After receiving a report of a violation, the CEO, or Supervisory Principal of Pantheon Securities designated by the CEO of the Firm or CCO, shall investigate the facts and circumstances of the reported violation pursuant to the Pantheon Securities Compliance Manual and Written Supervisory Procedures (“WSPs”) located on the Legal and Compliance section of the Pantheon Intranet. All Pantheon Securities RRs should refer to the WSPs for specific reporting obligations.

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Pantheon Information Barrier Policy

With Respect to Affiliated Managers Group, Inc. (“AMG”)

Last Reviewed January 2026

1.	Physical access to Pantheon’s offices

Subject to the terms of paragraphs 4 and 5 below, under no circumstances are any officers or employees of Affiliated Managers Group, Inc. (“AMG”) to have independent access to any Pantheon office space. For these reasons, all security passes issued to AMG officers and employees will not open any Pantheon office doors.

AMG officers and employees may enter Pantheon’s offices only if accompanied at all times by a Pantheon officer or employee, and such Pantheon officer or employee shall be required to ensure that the AMG officer or employee does not purposefully or inadvertently access Pantheon’s IT system or any hard copy files during that time. In the event of a regulatory inquiry or examination, the Pantheon Legal and Compliance Team may coordinate with Pantheon’s IT team and AMG’s broker/dealer (AMG Distributors, Inc.) Compliance Team to coordinate potential, temporary access to the system or files under the supervision of Pantheon’s Head of Compliance.

2.	Access to Pantheon’s IT system

Subject to the terms of paragraphs 4 and 5 below, under no circumstances are any AMG officers or employees to have access to Pantheon’s IT system/network, including the Pantheon intranet or any Pantheon databases or directories.

3.	Non-disclosure of Pantheon information

To facilitate the Information Barrier (the “Barrier”) arrangement and subject to the terms of paragraphs 4 and 5 below, Pantheon officers or employees will not, unless for operational purposes, discuss with or otherwise disclose to any AMG officers or employees any non-public or price sensitive information in relation to Pantheon International, PLC (“PIN”), Pantheon Infrastructure Plc (“PINT”) or any other listed entity named on Pantheon’s restricted list (“Restricted List”), including but not limited to:

•	Transaction information;

•	Valuations;

•	Re-structuring;

•	Performance; and

•	Pantheon compiled data

Notwithstanding the information above, in accordance with the Written Supervisory Procedures and Compliance Manual (“WSPs”) of Pantheon Securities, LLC (“Pantheon Securities”), Pantheon Securities’ Registered Representatives (“RRs”) from time to time will share information relating to its activities, including without limitations information about certain third-party managers being considered for distribution of the underlying fund interest. Pantheon also shall cooperate and provide the requisite information in connection with its obligations as the investment adviser to any AMG Pantheon funds regulated by the Investment Company Act of 1940 (the “40 Act”).

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4.	Bringing AMG employees over to Pantheon side of the Information Barrier

Pantheon Securities, a limited purpose broker-dealer, has a selling agreement with AMG’s broker-dealer, AMG Distributors, Inc., for the AMG Pantheon Fund (P-PEXX), the AMG Pantheon Credit Solutions Fund (“P-SECC”), and Pantheon Infrastructure Fund (“P-BUILD”) (the “40 Act Funds”), for which Pantheon Ventures (US) LP is the investment adviser or sub-adviser. In certain situations, in connection with activities of Pantheon Securities’ RRs associated with the 40 Act Funds, and only with the prior consent of the Pantheon Legal and Compliance Team, certain AMG officers or employees may be “brought over” to the Pantheon side of the Information Barrier, either indefinitely or for a fixed period of time. In such case, for the duration of their time on the Pantheon side of the Barrier, the AMG officer or employee may be permitted physical access to Pantheon’s offices and/or may be given access to Pantheon’s IT system. Such AMG officer or employee will become an “access person” and will be required to sign an acknowledgement letter, by which they will:

(i)	acknowledge the terms of this Information Barrier Policy;

(ii)

agree to comply with the non-disclosure obligations set out at paragraph 3 above regarding discussions with or disclosures to any AMG officers or employees not on the Pantheon side of the Information Barrier; and

(iii)	if required, agree to comply with Pantheon’s personal dealing and insider dealing rules as set out in Pantheon’s Compliance Manuals and Global Code of Ethics.

5	Designation of AMG Associates as “non-access persons”

In certain situations, and only with the prior consent of a Pantheon Head of Compliance, certain AMG officers and employees may be designated as “non-access persons” who shall be excluded from completing the requirements to becoming an “access person” in paragraph 4 above prior to being brought over to Pantheon’s side of the Information Barrier, either indefinitely or for a fixed period of time.

As of this policy’s latest update, Pantheon’s Head(s) of Compliance have consented to the following individuals designated as “non-access persons”:

•	Jay Horgen: Pantheon PB member (non-voting) (AMG CEO)

•	Cheerag Patel: Pantheon PB Observer (AMG Managing Director, Affiliate Partnerships)

•	Ben Langille (AMG Managing Director, Affiliate Partnerships)

•	Roers Janku (AMG Vice President, Affiliate Partnerships)

•	Scott Friedman (AMG Vice President, Affiliate Partnerships)

•	Velvet Regan (AMG Vice President, Legal and Compliance)

•	Riley Gilberg (AMG Senior Associate, Affiliate Partnerships)

•	Kevin Tupper (AMG Senior Associate, Affiliate Partnerships)

6	Other Information Barriers

Please refer to the following policies regarding information barriers outside of Pantheon’s relationship with AMG:

•	The Conflicts of Interest Policy in relation to investment activity,

•	The Insider Trading and Market Conduct and Abuse Policy in relation to material, non-public information (“MNPI”), and

•	The Confidentiality and Privacy Policy in relation to the protection of sensitive, proprietary, non-public and / or personal information.

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Pantheon Gifts and Entertainment Policy

Last Reviewed June 2025

Pantheon must conduct its business with integrity, pay due regard to the interests of its clients, and treat them fairly. The purpose of this policy is to ensure that Pantheon does not conduct business under arrangements that might give rise to a conflict with its duty to clients whilst collecting the information necessary to complete required regulatory reports and reporting for clients.

1.	General Policy

It is Pantheon’s policy to earn and conduct business based on the quality of its products and services and to select and manage its service providers on the same basis. Pantheon does not provide, solicit or accept gifts, entertainment or other items of value for the purpose of unduly influencing the recipient’s judgment.

Pantheon’s Compliance Team is available to assist Associates with any questions concerning this Gifts and Entertainment Policy (the “Policy”). Exceptions to this Policy will only be permitted with the written approval of Pantheon’s Compliance Team.

The monetary threshold limits in this Policy are expressed in USD. For purposes of reporting or seeking approval of any gifts or entertainment given or received, the value of such any gifts or entertainment shall be declared in USD, if necessary, by converting from the applicable local currency into USD based on the prevailing exchange rates at the applicable time.

From time to time, details of gifts and entertainment activity may be shared with appropriate supervisors and senior management to assess the activity and relationships with business contacts. Pantheon “business contacts” are considered persons associated with any client / investor, potential client / investor, vendor, broker, fund manager or other third party that has or has the potential to have a business relationship with Pantheon.

General Requirements.

All gifts and entertainment (including hospitality at business events) given or received must:

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Meet Pantheon’s core ethical standards – namely that a gift(s) and / or entertainment must be for a legitimate business purpose and be reasonable, proportionate, and not excessive or lavish in scale or frequency;

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Be unlikely to influence the firm’s or the relevant Associate’s behavior in any way that is detrimental to any client and not be solicited, i.e., gifts and / or entertainment must not be requested in exchange for directing business to Pantheon, maintaining an existing business relationship with Pantheon, or gaining a business advantage;

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Be declared / reported and / or pre-approved via the Pantheon internal reporting system in each case, if and to the extent required under this Policy (see Section 3 and Annex 1 for further information), and comply with all other requirements of this Policy, including in relation to gifts and entertainment for Sensitive Counterparts as discussed and explained below;

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Comply with all other applicable Pantheon Compliance Policies, including the Anti-Bribery and Corruption Policy. In particular, no gifts or entertainment may be given or received in return for any business, service, or confidential information;

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Not conflict with the recipient’s own policies, to the reasonable knowledge of Pantheon Associates, in relation to gifts or entertainment given/provided. Many Pantheon clients and prospects – notably, local authorities, government plans (including Korean Public Plans) and those subject to Taft Hartley or ERISA – have their own strict policies on the giving and receiving of gifts, entertainment, and other contributions. Depending on the nature of the gift and / or entertainment, Associates are advised to consider whether to discuss these policies with the client or prospect and the Compliance Team before arranging entertainment or providing gifts; and

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Comply with any applicable rules relating to “inducements”, if and to the extent applicable. This Policy has been designed to enable Pantheon and Pantheon Associates to comply with any applicable rules relating to “inducements”.[1]

2.	Standard Counterparts and Sensitive Counterparts

“Standard Counterparts” and “Sensitive Counterparts” are persons / institutions distinguished by particular criteria that are outlined in the following grid / chart and who are subject to specific thresholds of approval in consideration of the perceived risk of being improperly influenced by their position.

Standard Counterpart	Sensitive Counterpart

Anyone Pantheon deals with in the course of business who is not a Sensitive Counterpart.

This includes prospective or current clients / investors, business partners, consultants, brokers, vendors and service providers, their employees, officers, and representatives.

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Taft-Hartley Clients[2] and their officers and employees;

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Unions and their officers and employees;

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South Korean Public Organisations and Korean Public Officials[3]; or

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ERISA Plans

Sensitive Counterparts are subject to particular (and more stringent) laws or rules governing the offering or acceptance of gifts and entertainment and / or expose Pantheon to particular risks in relation to the offering or acceptance of gifts and entertainment.

Pantheon may from time to time prescribe stricter requirements for Sensitive Counterparts than for Standard Counterparts. For further information, please see Section 12. In the absence of any such stricter requirement applicable to a Sensitive Counterpart, the threshold limits for Standard Counterparts will apply.

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These inducement rules apply to investment services provided by Pantheon Ventures (UK) LLP and / or Pantheon Ventures (Ireland) DAC (which potentially also include activities performed by US / Singapore Associates for Pantheon Ventures (UK) LLP and / or Pantheon Ventures (Ireland) DAC with respect to funds managed by Pantheon Ventures (UK) LLP or Pantheon Ventures (Ireland) DAC ). These inducement rules limit (a) the provision of non-monetary benefits by Pantheon to persons other than the relevant fund or client and (b) the provision of non-monetary benefits to Pantheon from persons other than the relevant fund or client. Where such non-monetary benefits are connected to investment services provided by Pantheon Ventures (UK) LLP or Pantheon Ventures (Ireland) DAC and are provided to persons or received from persons other than the relevant fund or client, they must meet certain additional criteria as described below:

•	they are necessary for or enable the service to the fund or client; or

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they are (i) designed to enhance the quality of the service to the fund / client, and (ii) are disclosed to the fund / client prior to the provision of the relevant service, and (iii) if they are received by or in connection with investment activities for separate account clients with whom Pantheon Ventures (UK) LLP and / or Pantheon Ventures (Ireland) DAC have an investment management or advisory agreement (“EU IMA Clients”), be of reasonable de minimis value, such as food and drink during a business meeting or a conference, seminar or other training event.

[2]	Please consult US Compliance in reference to determining if an individual qualifies as a Taft Hartley client.
[3]	Defined broadly to include not only officials working in public sector for national, local or quasi-governmental institutions but also private sector employees of private schools and media companies.

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3.	Declaration/Reporting / Pre-Approval Requirements

Threshold Limits.

Depending on particular threshold limits that are explained below (and outlined in Annex 1),

•	certain categories of gifts and entertainment / hospitality are prohibited;

•	others do not require pre-approval or reporting via the Pantheon internal reporting system;

•	others require no pre-approval but must be reported via the Pantheon internal reporting system;

•	others require pre-approval from an Associate’s Designated Line Manager[4] only (but not Pantheon Compliance) and must be reported via the Pantheon internal reporting system;

•	others require pre-approval from an Associate’s Designated Line Manager and Pantheon Compliance and must be reported via the Pantheon internal reporting system.

The “Gifts and Entertainment Matrix” in Annex 1 sets out the applicable threshold limits for approval and recording in relation to each of the above categories, whether given to or received from Standard Counterparts. Please refer to this Matrix and the additional guidance provided below, including in relation to gifts, entertainment, business events, accommodation / travel, spouses / partners / family members, personal gifts, etc.5

The threshold limits are to be applied separately to gifts and entertainment, respectively. For clarity, where an individual gives or receives two or more gifts that are connected to each other, the value of such gifts should be aggregated together for purposes of assessment against the single gift threshold limit to determine whether pre-approval or reporting is required. Similarly, where two or more items are connected to each other (for example an invitation to a hosted sporting event coupled with hospitality (e.g., food and beverages) at the same event), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether pre-approval or reporting is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

Approvals.

•	Approvals should be sought in advance of the relevant gift, hospitality or event. On rare occasions, it may be possible to obtain retroactive approvals (see Section 11 below).

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Designated Line Manager approvals may be given on an ad hoc basis for a specific event or on a generic basis covering multiple events within prescribed limits stipulated by Designated Line Managers. In either case, Pantheon Compliance expects to conduct monitoring and testing to confirm that Associates are complying with this Gifts and Entertainment Policy and typically requires documentary evidence of approvals of Designated Line Managers (generic, specific or otherwise). Moreover, Designated Line Managers can and may impose stricter requirements than those imposed by this Gifts and Entertainment Policy, which simply sets out the minimum compliance standards to which all Associates must adhere and against which monitoring and testing may be performed.

[4]	Designated Line Manager means the Partner that is the direct or indirect Line Manager of such Associate or other individual (such as Team Head) that is approved for this purpose by Compliance.
[5]	See section 12 in relation to Sensitive Counterparts.

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It is assumed that, for these purposes, subject to any contrary indications from Designated Line Managers, investment professionals have standing approvals from their Designated Line Managers to attend annual general meetings (AGMs) and advisory committee meetings of portfolio fund managers for which they have responsibility and to receive hospitality, including food and drink in connection therewith, provided always that such hospitality is reasonable, proportionate, and not excessive or lavish in scale or frequency. Nevertheless, hospitality received at such events must be declared / recorded subject to, and in accordance with, this Gifts and Entertainment Policy.

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Associates should note that, even if a gift or entertainment does not require pre-approval or receives Designated Line Manager approval, this does not mean that the gift is per se permissible. It is incumbent on the Associate giving or receiving any gift to check that the gift is compliant with this Policy (see General Requirements above). In particular, Associates must check that the proposed gift would not cause any aggregate limits per business contact to be breached and / or for any additional requirements applicable to Sensitive Counterparts (see Section 12).

Reporting.

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Where two or more events are connected to each other (for example, an invitation to a hosted sporting event coupled with hospitality at the same event or where dinner and travel/accommodation are provided in connection with a portfolio fund AGM or Advisory Committee meeting), such items such must be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

•	As indicated above, certain gifts or entertainment that do not require pre-approval must be reported or declared via the Pantheon internal reporting system.

•	The reporting of such gifts or entertainment in the Pantheon internal system must occur within sixty (60) calendar days of the gift and/or event(s).

A.	Gifts

General. A gift is anything of value that is offered/given or accepted to which the recipient is not entitled (other than hospitality / entertainment). Gifts can be non-monetary in value and include benefits or advantages. Gifts (other than cash or its equivalent) are permitted subject to and in accordance with this Policy, including the requirements to report and / or seek pre-approval for any such gifts. In particular, please note the additional requirements in relation to Sensitive Counterparts in Section 12. These rules apply to gifts given, even if you pay for the gift with your own money and do not receive reimbursement for the gift from Pantheon.

Gifts Given.

•	Cash gifts. Gifts of cash or equivalent are prohibited. There is no de-minimis.

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Non-cash gifts. You may not provide to any one person gifts valuing more than US$100. This limit operates as both a single gift limit and an aggregate annual limit applying to all gifts within such year to such person.

Gifts Received.

•	Cash gifts. Gifts of cash or equivalent are prohibited. You must tactfully refuse or return any such gifts. There is no de-minimis.

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Non-cash gifts. You may not accept gifts from any one person / firm valuing more than US$100. This limit operates as both a single gift limit and an aggregate annual limit applying to all gifts within such year from such person / firm. You must tactfully refuse or return any gift(s) in excess of this limit. Alternatively, if the return or refusal of such gift could cause potential embarrassment to the giver or prejudice to a business relationship, you may accept such gift provided that you turn it into Pantheon Compliance promptly for appropriate disposition (for example, in a charity draw/internal raffle).

Reporting. Associates must not assume that gifts that are permissible do not require reporting. Gifts given or received may require reporting or recording via the on-line Compliance system in accordance with the requirements of this Policy. For further information, please see the “Gifts and Entertainment Matrix” in Annex 1.

Value of a Gift. Gifts should be valued objectively, either at cost or at market value (whichever is the higher) for purposes of this Policy.

Delivery. To the extent possible, gifts should be given in person to or received at a business address.

Gifts during Business Events. Gifts given to or accepted from Standard or Sensitive Counterparts during entertainment or business events (e.g., an AGM) retain their status as gifts and are subject to the requirements for gifts in this section.

Gifts connected to Investment Services. Please see below under “Gifts and Hospitality Connected to Investment Services”.

Tickets. Tickets to sporting events or shows, rounds of golf, etc., are considered gifts unless both you and the business contact accepting or providing the tickets, golf, etc., attend the event. Where both you and the business contact accepting or providing the tickets attend the event, they shall be considered entertainment / hospitality.

Cash Gifts. Gifts of cash or its equivalent (including gift certificates or gift cards) are prohibited.

Traditional / Seasonal Gifts. Gifts given to mark traditional or seasonal occasions are permitted but are subject to the same requirements, including reporting and / or approval requirements as regular gifts.

Gifts to family, etc. Gifts may not be given to or by an Associate’s spouse, partner, family or friends in order to circumvent this Policy.

Promotional Items. These refer to items such as umbrellas, tote bags, charging cords, memory sticks, shirts or pens which have a per item value (valued objectively, at either cost or market value (whichever is the higher)) of less than US$25 and incorporate the logo of Pantheon or of the donor. Although the providing or receipt of these items must be recorded via the Pantheon internal reporting system, Associates are not required to obtain pre-approval to offer / accept such Promotional Gifts, provided that such gifts are otherwise consistent with this Policy, including in relation to Sensitive Counterparts. Items that display the logo by means of a sticker or similar non-permanent packaging will not be considered Promotional Gifts. However, any promotional items with a per item value of US$50 or more are not considered Promotional Gifts and must be declared and, if required, approved in the same way as ordinary gifts.

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Tombstones. These are also known as deal toys, deal cubes, lucites or similar decorative items which are given primarily to commemorate specific deals or occasions. Tombstones are not considered gifts, provided, however, that if such items have specific utility or use in addition to their commemorative purpose, they will not be considered Tombstones and will be treated as gifts even if they are engraved with logos or deal details. For an item to be considered a Tombstone, it must meet the following criteria:

•	Be consistent with local business practices and standards

•	Clearly display Pantheon’s name and / or logo or that of the counterparty

•	Have a predominantly commemorative purpose and not more than a minor utility or use; and

•	Have a per person value of less than US$50.

If the tombstone does not meet these criteria, it will be considered a gift.

ASSOCIATES MAY NOT SOLICIT GIFTS FROM ANYONE IN RETURN FOR ANY BUSINESS, SERVICE, OR CONFIDENTIAL INFORMATION.

B.	Entertainment

General. Entertainment means all forms of corporate hospitality offered to or received from investors, clients or third parties. It includes social events, sporting, cultural or recreational activities, ticketed events, drinks, breakfasts, lunches and dinners. Business events such as conferences or seminars are not per se considered to be entertainment and are outside the scope of this Gifts and Entertainment Policy. However, gifts, meals or other hospitality (including travel or accommodation) provided at a business event would fall within the scope of this Gifts and Entertainment Policy.

Proportionality. Entertainment must not be lavish or excessive so as to appear to unduly influence the judgment of the recipient or otherwise appear improper. There is no specific monetary amount that represents “lavish or excessive entertainment” – this is a judgment call that you must make on a case-by-case basis in advance of the entertainment. Expense reimbursement requests that are considered “lavish or excessive” after the fact may be rejected and/or subject to review and potential sanctions. In determining whether any entertainment is reasonable and not lavish or excessive, you should consider whether the primary purpose of the entertainment is to spend quality time with the business contact and how will it appear to others outside of the business relationship. If you have any question as to whether a specific event could be considered lavish or excessive, please contact the Compliance team in advance. Entertainment is subject to review by Pantheon Compliance (via the Compliance Monitoring Program). If any entertainment is considered to be lavish or excessive, potential sanctions/disciplinary action may result.

You should tactfully refuse the provision of lavish, excessive or frequent acts of entertainment or other hospitality that may create an impression of impropriety or a conflict of interest. Likewise, you are prohibited from hosting lavish, excessive or frequent acts of entertainment or other hospitality that may create an impression of impropriety or a conflict of interest.

Reporting. Except as set forth below and in line with the limits / thresholds outlined in Annex 1, Associates must report in the Pantheon internal reporting system entertainment / hospitality received from or provided to any third party if Pantheon has or may potentially be seeking to develop a business relationship with such third party or such third party has, or may be seeking to develop, a business relationship with Pantheon, including entertainment events hosted by third parties, e.g. annual investor meetings of portfolio fund managers and hospitality offered by other third party vendors and suppliers. Reasonable estimates may be used when you are the recipient of the entertainment and do not know the exact costs. The Compliance Team periodically reviews the expenses of all entertainment, including reasonable business meals to ensure they are not lavish or excessive in

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nature, as noted above. There are very limited exceptions as described below for business meals below certain thresholds. Where two or more items of hospitality are connected to each other (for example, an invitation to a sporting event coupled with hospitality at the same event or where dinner and travel or accommodation are provided in connection with a portfolio fund AGM or Advisory Committee meeting), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

Hospitality (including drinks, breakfasts, lunches, and dinners). By way of exception, hospitality that is less than US$50 does not require reporting. However, all hospitality equal to or greater than US$50 per head, including a meal or entertainment provided at a portfolio fund annual general meeting will be subject to the threshold limits and reporting requirements outlined in Annex 1.

Tickets. If you are hosting the entertainment, but are not present for it, the value of the entertainment is considered a gift, subject to the requirements outlined above. Likewise, if a business contact hosting the entertainment is not present and you attend the event, the entertainment is considered a gift to you.

Gifts during Entertainment / Business Events. Gifts offered to or accepted from Standard or Sensitive Counterparts during Entertainment or Business Events retain their status as Gifts and are subject to the requirements for Gifts in this section.

Gifts and Hospitality connected to investment services. Hospitality connected to investment services is subject to additional limitations, because of their potential to trigger rules relating to inducements. Accordingly, Pantheon has developed the following guidance to make sure that the inducement rules are complied with, if and to the extent applicable:

•

Hospitality in connection with investment services. Except as described below and subject to any applicable de minimis limits, Associates may not accept other gifts or entertainment in connection with Pantheon’s investment services, unless paid for personally or by Pantheon (with Designated Line Manager approval). For these purposes, gifts and entertainment should be regarded as connected/related to a service if it is, or could be seen as being, provided in the context of any potential or ongoing investment or transaction or otherwise connected to activities undertaken by Pantheon in the course of providing investment advisory or management services. A gift and entertainment is more likely to be connected/related to a service if it is provided to or accepted from a business contact of:

•	a third-party managed fund or the sponsor or manager of any such fund (including a portfolio fund of any Pantheon client);

•	a buyer or seller or issuer involved in a potential or ongoing secondary acquisition / sale / direct investment; or

•	a placement agent or intermediary acting for any of the above.

•

Hospitality relating to business / relationship maintenance / development. However, gifts or hospitality relating to business / relationship maintenance / development, such as business meals with portfolio fund managers or intermediaries and / or ex-post-closing dinners and other similar events may potentially be distinguishable from gifts or hospitality connected to Pantheon’s investment services, if the primary purpose is the development or maintenance of a business relationship. If properly distinguishable, such items can be considered to be unconnected to Pantheon’s investment services and are permissible, subject to and in accordance with the standard, pre-approval and / or reporting requirements of this Gifts and Entertainment Policy. Hospitality received from service providers (as distinguished from investment counterparties) is less likely to be “connected to” Pantheon’s investment services.

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•

Hospitality at Portfolio Investment Monitoring Meetings (e.g., Annual General Meetings / Advisory Committee Meetings). Attendance at portfolio investment monitoring meetings is considered to be an integral part of the job of investment professionals. Hospitality, such as food and drinks, provided at such meetings is permissible (and the standing approval of Designated Line Manager is assumed in the absence of contrary indications), subject always to the reporting requirement of this Gifts and Entertainment Policy. This is required to address any applicable reporting requirements. To the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item. However, attendance at supplemental, voluntary events linked to such meeting, such as an afternoon of golf, would not qualify for this exception, and the Associate, personally, or Pantheon must pay for such event (unless, of course, it can be properly disassociated from the investment monitoring meeting such that it may potentially qualify for Hospitality relating to business / relationship maintenance / development (see above)).

•

It is often a question of fact and circumstance whether the gift or hospitality is (a) for the primary purpose of business / relationship maintenance / development and not related to investment services at all, in which case the standard rules relating to Gifts and Entertainment shall apply or (b) related to investment monitoring activity (in which case hospitality such as food and drink may be permissible but other supplementary, voluntary events in excess of certain limits prohibited) or (c) related to other investment services (including new investment activity) in which case all hospitality (subject to de minimis limits) is prohibited. An important consideration shall be the primary purpose of the event at which such hospitality was provided. However, the onus shall be on the Pantheon Associate to demonstrate that the hospitality in question was not connected to investment activity. If in any doubt, seek confirmation from your Designated Line Manager that the event in question is not connected to investment activity, or consult Compliance.

Pantheon events. For events hosted or sponsored by Pantheon Group and attended by more than one Associate, it is expected that the Associate responsible for arranging the event will make a single entry in the Pantheon internal reporting system covering all Associates. Where the event includes a number of benefits (such as entertainment, gifts and / or a meal) each benefit must be considered separately and subject to the thresholds in Annex 1. Note, however, that business events, the expenses of which are properly allocable to Pantheon Funds / Clients, are outside the scope of this Policy which applies to gifts, entertainment and hospitality paid for by Pantheon Group.

4.	Business Events

Purely business events, such as a conference or seminar or annual general meeting of a portfolio fund do not require pre-approval or reporting via the on-line compliance system. However, all gifts, hospitality, entertainment and any travel expenses provided in connection with a business event (such as dinner or a cultural activity) must be reported and / or pre- approved subject to and in accordance with this Gifts and Entertainment Policy. In particular, they must:

•	If accepted, involve at least one representative from the host organization (otherwise the Entertainment will be a Gift);

•	Have received the required level of approval for either Standard or Sensitive Counterparts;

•	be clearly and completely recorded.

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5.	Accommodation, Travel and Per Diems

In connection with Entertainment received, Associates may, in some instances, be permitted to provide or accept accommodation and / or travel, subject to and in accordance with this Policy. Please refer to the limits and thresholds outlined in Annex 1. Where two or more items of hospitality are connected to each other (for example where dinner and travel or accommodation are provided), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

In connection with Entertainment offered by Pantheon Group, clients / third parties should cover the costs of their own accommodation. Note, however, that business events, such as meetings of the Advisory Committee of the Pantheon Funds, the expenses of which are properly allocable to such Pantheon Fund, are outside the scope of this Policy which applies to gifts, entertainment and hospitality paid for by Pantheon Group.

Employees are prohibited from providing Per Diems (fixed monetary daily sums to cover items such as meals and travel) to Counterparts. Any expenses covered by Pantheon must be paid directly to the service provide, not the Counterpart.

6.	Spouses, Partners, and Family Members

Generally, it will only be appropriate (a) for spouses, partners or family members of Pantheon Associates to accept gifts or hospitality offered by counterparts of Pantheon or (b) for Pantheon Group to offer gifts or hospitality to spouses, partners or family members of counterparts of Pantheon, if:

•	The occasion is one at which it would be customary for them to attend; and

•	Invitations have also been extended to the spouses, partners, family members of the other attendees.

For purposes of any reporting or pre-approval requirements outlined in Annex 1, the value of such gifts or hospitality provided to the spouse, partner or family members of any Pantheon Associate shall be aggregated with the value of such gifts or hospitality provided to such Associate and the value of such gifts or hospitality provided to the spouse, partner or family members of any counterpart of Pantheon shall be aggregated with the value of such gifts or hospitality provided to such counterpart.

7.	Personal Gifts and Entertainment (including Weddings and Similar Events)

Personal Gifts and Entertainment (including Weddings and Similar Events) are those given/provided or accepted in a personal capacity – i.e., not when acting for or on behalf of Pantheon (such as a wedding or other social event, including an anniversary; birthday or birth of a child; and reflecting a personal relationship). The requirements in Section 3 and Annex 1 are waived when offering or accepting Personal Gifts or Entertainment if:

•

You have a personal relationship with the individual at the Counterpart (for example where you have a personal relationship with the individual prior to meeting through Pantheon related activities/interactions)

•	The Gift or Entertainment is not organized, paid for or reimbursed by Pantheon or the Counterpart organization; and

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•

The Gift or Entertainment is timed appropriately and in particular there are no upcoming pitches or outstanding decisions concerning (i) new business / transactions; or (ii) the possible termination of business; in relation to that Counterpart which are connected to your role at Pantheon.

If no personal relationship exists, the invitation must be treated as Entertainment, and you must comply with the pre-approval requirements outlined herein.

8.	Charitable Gifts and Entertainment

Charitable Donations

If you offer a Counterpart a Gift but they ask Pantheon to make a charitable donation instead, the donation must be treated as a Gift. You must comply with:

•	The pre-approval process for Gifts, and

•	ensure that the charity is an approved charity (as defined by the relevant jurisdiction).

Charitable Entertainment

Entertainment where the purpose is to raise money for charities (dinners, auctions, and sporting events) is included in the definition of entertainment and requires pre-approval regardless of its charitable nature in line with the limits and thresholds outlined in Annex 1.

When providing or accepting invitations to Charitable Entertainment, you must always comply with:

•	The pre-approval process for Entertainment: and

•	Ensure that the charity is an approved charity.

9.	Determining the cost of Gifts, Entertainment and Business Events

Gifts must be valued at either cost value or market value – whichever is higher.

Entertainment should be valued at either cost value or the face amount of the ticket / event, whichever is higher.

Employees must make reasonable efforts to determine the value of Gifts or Entertainment, including searching online for market value prices. Where the exact cost / value of the gift or entertainment or hospitality is not readily ascertainable (for example because it would be embarrassing to ask the host for the exact value), it is permissible to use good faith estimates. In this regard, it may be appropriate to consult hotel websites, retailer websites, price comparison websites, travel websites, etc. to arrive at a good faith estimate. However, second-hand auction websites (such as eBay or craigslist) would not be considered appropriate and may not be utilized.

10.	Declining Gifts, Entertainment or Business Events that are inappropriate or prohibited

Anything of the following nature is prohibited:

•	Illegal

•	Intended to be improperly used

•	Cash or cash equivalent

•	Derived from an endangered species

•	Knowingly counterfeit

•	Dangerous or could lead to health and safety risks

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•	Indecent, sexually oriented; or

•	Potentially embarrassing to Pantheon or carrying potential reputational risk

If you are offered a Gift, Entertainment or invitation to a Business Event that is inappropriate or prohibited, you must politely decline it and can explain that the requirements of this Policy prevent you from accepting.

11.	Retrospective Approval

Retrospective approval is only available as an exception to the requirement to obtain pre-approval. Retrospective approval should be sought from Designated Line Managers and / or Compliance, as the case may be, on the same basis as ex-ante approvals. Both the Associate’s Designated Line Manager and Compliance retain the discretion to refuse to provide retrospective approval, for example if:

•	They do not deem the Gift or Entertainment or to be appropriate; or

•	They do not consider the retrospective request to be justified.

Requests of retrospective approval will only be considered in the limited circumstance, for example where:

•	You unexpectedly want or need to offer or accept a Gift or Entertainment and there is insufficient time to obtain pre-approval;

•	The actual attendees differ from those originally approved in number or nature;

•	The Gift, entertainment or business Event differs in any other material way from what was pre-approved

Retrospective Process

The Associate must comply with the following process:

•	Submit a new request within 15 calendar days of the Gift being accepted or the Entertainment or Business Event concluding;

•	Ensure that you include the actual date on which the Gift, Entertainment or business Event was offered or accepted;

•	Explain why you are seeking Retrospective Approval.

12.	Additional Requirements for Sensitive Counterparts

Additional Requirements apply in relation to certain persons, collectively known as “Sensitive Counterparts”

Korean Public Officials6

All gifts, meals and entertainment provided to public officials in South Korea’s public sector are subject to stricter limits than those previously mentioned in this policy.

Pantheon prohibits Associates from giving Korean public officials or their spouses gifts with values of up to KRW50,000 (approximately US$37) in a single occasion, or exceeding an aggregate KRW3,000,000 (approximately US$2,214) in a one-year period.

Pantheon Associates are also not permitted to provide Korean public officials with food and/or drink in excess of KRW30,000 (approximately US$22).

[6]	Exchange rates as of 12 June 2025.

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In addition, Pantheon prohibits Associates from giving anything of value in connection with a public official’s duties regardless of the amount. As mentioned above, giving or receiving cash or cash equivalents is also prohibited In connection with such meetings, Associates also cannot accept any gifts, airfare and entertainment paid by a Portfolio Fund Manager offered solely to them and not to the other attendees of the relevant meeting other than a reasonable business meal.

For certain Taft Hartley Clients.

All gifts provided to Taft Hartley clients and Union Officials associated with Taft Hartley clients are subject to reporting on the Pantheon internal reporting system as noted above. Generally, if the aggregated cost of gifts, meals and entertainment, exceeds US$250 in a fiscal year, the total amount must be reported on Department of Labor Form LM-10.

The costs associated with “widely attended gatherings” paid for by Pantheon are subject to reporting unless certain conditions are met. You must contact the Compliance Team if you anticipate a Taft Hartley client such an event or a similar widely attended gathering to determine if the event is structured in a manner that will or will not require reporting. If the cost of the event will need to be reported, the Compliance Team will advise of the information that is necessary to collect so that Pantheon can comply with the reporting requirements.

Please consult with the Legal and Compliance Team regarding any questions, including determining if an individual is a Taft Hartley client or for information about de minimis reporting exemptions for widely attended gatherings.

The Legal and Compliance Team will review the information reported and determine if it is necessary to file Form LM-10 for a Taft Hartley client.

ERISA Plans.

ERISA prohibits a plan fiduciary from receiving consideration for his or her personal account from any party dealing with the plan in connection with a transaction involving assets of the plan. However, the Department of Labor’s Enforcement Manual treats a gift, gratuity, meal, entertainment or other consideration with an aggregate value of less than US$250 per annum as insubstantial and not as an apparent violation of ERISA’s prohibited transaction rules. This is particularly relevant to Pantheon as a provider of gifts or entertainment to clients that are ERISA fiduciaries as Pantheon would not want gifts or entertainment offered by Pantheon to cause a problem for such clients.

The rule is also relevant to Pantheon as a recipient of gifts or entertainment (for example at portfolio fund AGMs) on behalf of clients / Pantheon funds that are “plan assets”, although in practice attendance at portfolio fund meetings are on behalf of all funds and other clients of the Pantheon Group invested in such portfolio fund(s) and the quantum of any such gifts or entertainment would be allocated among all such funds / clients. The declaration of any such gifts and entertainment at portfolio fund meetings is required, subject to and in accordance with the remainder of this Policy, to facilitate monitoring and tracking against these ERISA limits.

13.	Consequences of Violating this Policy

If you violate this Policy, you may incur a sanction and could face disciplinary action (which could include the need to disclose the conduct violation to certain regulator(s)). Exceptions to this policy will only be permitted with the written approval of Pantheon’s Compliance Team.

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The Gifts and Entertainment Matrix

Standard Counterparts Only*

	<US$50	US$50 – US$100	US$>$100 – max. US$250	>US$250 – US$1,000	>US$1,000

CASH Given or accepted	Prohibited	Prohibited	Prohibited	Prohibited	Prohibited

NON-CASH GIFTS (Per person) Limits operate as both a single limit and an annual aggregate limit for all gifts to / from such person

Gifts Given	Record (within 60 calendar days)	Seek approval from both Designated Line Manager (via email) and Compliance (via ACA) and Record	Prohibited	Prohibited	Prohibited

Gifts Accepted (ex. Tombstones)	No action required	Record (within 60 calendar days)	Prohibited+	Prohibited+	Prohibited+

GENERAL ENTERTAINMENT (per person, including drinks, meals, entertainment, accommodation, travel and other hospitality)**

Hospitality Offered	No action required	Record (within 60 calendar days)		Seek approval from Designated Line Manager (Partner) and Record	Seek approval from Designated Line Manager (Partner) and Compliance and Record

Hospitality Received	No action required	Record (within 60 calendar days)		See above	See above

ADDITIONAL REQUIREMENTS RELATING TO GIFTS / HOSPITALITY RECEIVED IN CONNECTION WITH INVESTMENT SERVICES++

General Rule	Except as described below, gifts and / or hospitality connected to investment services, are prohibited.

Business Development, etc.	Gifts or hospitality the primary purpose of which is business / relationship maintenance / development are distinguishable from gifts or hospitality in connection with investment services. These should be assessed under “Non-Cash Gifts” or “General Entertainment” above.

Hospitality received at investment monitoring meetings

Hospitality received at monitoring meetings, e.g., food and drink at portfolio fund AGMs / AC meetings, is permissible provided always that such hospitality is reasonable, proportionate and not excessive or lavish in scale or frequency. The standing approval of Designated Line Managers for such events is assumed in the absence of contrary indications. Hospitality received at such events in excess of de minimis limits (see above) must be recorded. Same applies to travel / accommodation, although his should be reported separately.

This excludes supplementary, voluntary events that are >$50. Supplementary, voluntary events at the AGM / AC meeting greater than $50, such as an afternoon of golf / sailing, would not qualify for this exception.

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Notes:

(1)	Record means declaring/reporting the Gifts and Entertainment via the on-line Compliance System within sixty (60) calendar days of the gift or event.
(2)

Designated Line Manager (LM) approvals to be obtained from the Partner that is direct / indirect line manager of the relevant Associate or any other person (such as a Team Head) that is approved by Compliance for this purpose. A Partner can act as his / her own Designated Line Manager, meaning that he / she does not need the approval of another Partner, although Compliance approval may still be required.

*

See sections 2 & 12 of this Policy with regard to tighter limits for Sensitive Counterparts. In particular, in relation to Korean public officials / their spouses, Pantheon prohibits: (i) provision of food / drink > KRW30,000 c.US$22), (ii) offerings gifts > KRW50,000 (c. US$37) in a single occasion, or exceeding an aggregate KRW3,000,000 (approximately US$2,214) in a one-year period and (iii) giving anything of value in connection with a public official’s duties regardless of the amount.[7]

+	See section 3A in relation to situations where refusal of the gift would embarrass the giver or prejudice a business relationship.
**

Where two or more items are connected to each other (for example where dinner and travel and / or accommodation are provided in connection with a portfolio fund AGM or Advisory Committee meeting), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

++.

Gifts and Entertainment should be regarded as connected/related to a service if it is, or could be seen as being, provided in the context of any potential or ongoing investment or transaction or otherwise connected to activities undertaken by Pantheon in the course of providing investment advisory or management services. GIFTS AND ENTERTAINMENT is more likely to be connected/related to a service if it is provided to or accepted from a business contact of:

•	a third-party managed fund or the fund sponsor or fund manager of any such fund (including a portfolio fund of any Pantheon client);

•	a buyer or seller or issuer involved in a potential or ongoing secondary acquisition / sale / direct investment; or

•	a placement agent or intermediary acting for any of the above.

Examples:

•

Hospitality offered to / received from a counterparty (seller / buyer / issuer) or placement agent / intermediary representing such counterparty during the course of a transaction with such counterparty is likely to be regarded as connected to investment services. This includes hospitality provided by a manager of a portfolio fund (or its intermediary / placement agent) during the fund-raising period, and before Pantheon has either consummated or rejected an investment in said fund.

•

Hospitality provided at a portfolio fund AGM is likely to be considered to be connected to investment (monitoring) services. Exceptionally, however, hospitality provided at portfolio fund AGMs, such as food and drink, is permissible subject to certain threshold limits. However, attendance at supplementary, voluntary events at the same AGM or AC Meeting (above certain de minimis thresholds), such as an afternoon of golf, is prohibited unless the Associate personally (or Pantheon with Line Manager approval) pays.

•

Where Pantheon receives hospitality at an event relating to both the monitoring of existing investments and due diligence of potential new investments, consideration should be given to the primary purpose behind the meeting.

[7]	Exchange rates as of 12 June 2025.

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•

Business lunches with portfolio fund managers and / or ex-post-closing dinners and other events may potentially be distinguishable as being simply for the purpose of developing or maintaining a business rather than being “connected to” Pantheon’s investment services.

•	Hospitality received from service providers (as distinguished from investment counterparties) is less likely to be “connected to” Pantheon’s investment services.

Whether hospitality is connected to investment activity or purely related to business / relationship maintenance / development is a question of fact and circumstance. An important criterion is the primary purpose behind the event at which such hospitality is provided. However, the onus shall be on the Pantheon Associate to demonstrate that the hospitality in question was related to business / relationship maintenance / development. If in any doubt, seek confirmation from your Line Manager that the event in question is not connected to investment activity or consult the Compliance Team.

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Pantheon Anti-Bribery & Anti-Corruption Policy

Last Reviewed July 2025

1.	Introduction and Purpose

Bribery and corruption may occur internally or externally and may be perpetrated by employees, clients, suppliers, contractors, service providers, agents or anyone else doing business with Pantheon.

Pantheon is committed to adhering to the highest standards of business conduct, compliance with the law and regulatory requirements and best practice. To that end, Pantheon has adopted this Anti-Bribery and Anti-Corruption Policy (“ABC Policy”) to ensure compliance with anti-bribery laws, demonstrate its commitment to preventing bribery, and establish a zero-tolerance approach to bribery in all parts of the organisation’s operation. A breach of anti-bribery laws would cause embarrassment and reputational damage to Pantheon as well as possible financial losses and criminal charges for both the organisation and individuals involved.

2.	Pantheon’s Policy on Anti-Bribery & Anti-Corruption

Pantheon will not enter into any business relationship or engage in any activity if it knows or has reasonable grounds to suspect a business relationship or activity is, in any way, connected with or facilitates bribery or corruption.

Pantheon prohibits Associates from offering, giving, promising, requesting, or accepting any payment, gift, entertainment, inducement, or other contribution of anything of value, to or from any person, either directly or indirectly, for the purpose of obtaining or retaining business for, or from, Pantheon or gaining an advantage in the conduct of any business, except as permitted under this Policy.

3.	The Law on Bribery & Corruption

In recent years there has been increased scrutiny of and enforcement action against incidents of bribery and corruption globally. Global ABC laws have been strengthened so that payments to foreign officials do not need to be made “corruptly” to establish liability. An intent to influence an individual for the purpose of obtaining or retaining business is sufficient to establish liability under anti-bribery laws.

In recognition of the concerns about corruption and bribery, Pantheon has chosen to adopt a global policy that conforms to the highest global standards.

US: In the US, the Foreign Corrupt Practices Act of 1977 (“FCPA”) makes it unlawful for a US person (including US companies and citizens) to make a payment or provide anything of value to a foreign (i.e., non-US) official for the purpose of obtaining or retaining business for or with, or directing business to, any person or to gain a business advantage. In 1998, the application of the FCPA was extended to non-US firms and persons when any act in furtherance of an FCPA violation occurs within the jurisdiction of the United States.

UK: English anti-bribery laws were historically a patchwork of conflicting statutes and common laws resulting in uncertain, and often ineffective, enforcement. In 2010, the UK enacted the Bribery Act (the “Bribery Act”). This repeals the old UK corruption laws and brings in one statute covering: (I) the payment and/or receipt of bribes which will induce (or reward) improper performance of a relevant function or activity, (ii) a new discrete offence of making or promising any payment, gift or other contribution of anything of value to a foreign (i.e. non-UK) official to influence that official in order to obtain or retain business as well as (iii) the new corporate offence for an organisation of failing to prevent bribery by someone acting on behalf of the organisation.

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Ireland: In Ireland, the Criminal Justice (Corruption Offences) Act 2018 (“the CJA”) came into force in July 2018. The CJA consolidates Irish law on bribery and corruption and introduced tougher penalties and new offences such as corporate liability, meaning a company may now be guilty of an offence if anyone acting on its behalf is found guilty of corruption. The CJA prohibits six offences: (i) active and passive corruption, (ii) active and passive trading in influence, (iii) corruption in office/employment/position/business, (iv) giving of gifts to facilitate an offence, (v) creating or using a false document and (vi) intimidation.

Hong Kong: In Hong Kong, the “Prevention of Bribery Ordinance” (POBO) is the primary anti-corruption legislation. It establishes a series of offences for corrupt conduct as well as specific offences relating to bribery in connection with public procurement, tenders and illicit enrichment by public officials. Violations of the POBO may constitute violations of the codes of conduct issued by the Hong Kong Monetary Authority and the Securities and Futures Commission. Specific restrictions are in place regarding the provision of hospitality (eg gifts, travel expenses, meals and entertainment) and offering an advantage by way of an inducement or a reward.

Japan: The Japanese Criminal Code (Articles 197 and 198) outlines details of the giving, offering or promising to give a bribe to a public official. This extends to political contributions, limitations that are applicable to hospitality expenses (including gifts, travel, meals, entertainment). Meanwhile the Japanese Unfair Competition Prevention Act (Article 18) outlines the definition of corruption of foreign public officials. The recommended practice for firms to tackle inappropriate behaviour includes establishing a policy and monitoring.

In many respects, the UK Bribery Act goes considerably further than the FCPA. There are many similarities between the UK Bribery Act and the Irish CJA, however, there is one significant difference (detailed below**) which makes the UK Bribery Act stricter than the Irish CJA. Accordingly, Pantheon applies the UK standards globally throughout Pantheon. Notable differences are:

**	The UK Bribery Act has a more pervasive territorial scope, as it does not contain the same requirements that the offence must also be an offence in the country in which it took place as the Irish CJA.

Strict liability for failure to prevent bribery. Firms are strictly liable if they fail to prevent an act of bribery by those working for or on its behalf. The offence can be committed without the firm knowing about, or conniving in, the payment of the bribe, whether the incident takes place inside or outside the UK/Ireland/Japan. It also applies to payments made by its representatives and agents, including placement agents (as discussed below). A defence is available for a firm that can demonstrate that it had taken ‘adequate procedures’ to prevent bribery. Guidance to achieve compliance is reflected in the UK’s six principles summarised in Appendix 1 to this Policy. Pantheon is committed to following these principles.

No public / private sector distinction. The UK Bribery Act does not distinguish between public and private sector bribery.

No “corrupt” element required for bribery. Unlike the FCPA, the UK Bribery Act and the Irish CJA do not require that payments to foreign officials be made “corruptly” to establish liability. An intention to influence the individual for the purpose of obtaining retaining business is sufficient.

No exception for facilitation payments. As discussed below, the UK Bribery Act and the Irish CJA do not contain any exemption for facilitation payments.

In the UK, Ireland, Hong Kong, Japan and the US, an individual found guilty of an offence on conviction is liable to a term of imprisonment and/or a substantial fine. Companies are liable on indictment to an unlimited fine and possibly even to exclusion from bidding for public contracts within the EU. Similar or harsher penalties may exist in other jurisdictions.

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4.	Circumstances in which bribery may arise

For the awareness of Associates, attention will be drawn to some of the circumstances in which bribery/corruption could arise. This will be discussed with reference to what Associates can do to prevent bribery.

Gifts, Entertainment and Hospitality

Some examples of scenarios which may constitute bribery. Whether a scenario does in fact constitute bribery/corruption would depend on the facts and circumstances.

•	A member of the Investor Relations Team taking a prospective investor on an all-expenses paid trip to induce an investment in a Pantheon Fund.

•	Investment Team receiving from a GP an all-expenses paid trip to induce Pantheon Funds to make a commitment to XYZ Capital Fund.

•

A member of the Pantheon operations team receiving numerous invitations or even a season ticket to watch live football from an administrator who is pitching for an appointment as administrator to Pantheon Funds.

The receipt and provision of bona fide hospitality and promotional, or other business expenditure which seeks to improve the Pantheon image, to present our products and services more favourably, or to establish cordial relations with service providers and GPs, is recognised as an established and important part of doing business and is not prohibited by this Policy. It is, however, clear that hospitality and entertainment or other similar business expenditure can be employed as bribes. In order to discourage such activity, Pantheon operates a Political Contributions Policy (“Pay to Play”), an Inducements Policy (UK & Ireland) and a Gifts & Entertainment Policy. These impose monetary limitations and reporting obligations in respect of political contributions, gifts, entertainment and hospitality given and received. Associates are required to familiarise themselves with and comply with Pantheon’s Pay to Play Policy, Inducements Policy (UK & Ireland) and Gifts & Entertainment Policy. Political donations, gifts, entertainment and hospitality provided in compliance with these policies would normally be expected to be consistent with this ABC Policy. However, it is important to understand that complying with Pantheon’s Gifts & Entertainment Policy does not of itself provide a “safe harbour” for this ABC Policy. Any gift, entertainment or hospitality, made or received in accordance with Pantheon’s Gifts & Entertainment Policy may nevertheless violate this Policy. It is therefore important to consider whether the activity is acceptable by reference to this Policy.

How to evaluate what is ‘acceptable’:

•	Associates are required to think what the intent of the gift, entertainment or hospitality is; is it just to build a relationship or could it extend to something else?

•

Is the recipient of the gift, entertainment or hospitality in a position to influence a decision and, if so, might he or she perform his function differently than he / she would do in the absence of the gift, entertainment or hospitality?

•	Gifts, entertainment and hospitality should never be so lavish or so frequent as to raise questions of propriety or create any sense of obligation on behalf of the recipient.

•	Are the gifts, entertainment or hospitality timed so as to affect the outcome of a particular event or decision?

•	How might a newspaper report the gifts, entertainment or hospitality and what would the public perception be?

•	Circumstances which are never permissible include examples that involve a ‘quid pro quo’ (offered for something in return).

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•

In most cases sponsorship - the contribution of funds to sporting, charitable or cultural events may be acceptable, however sponsorship must be recorded, and care must be taken to ensure that it is not a subterfuge for bribery.

•

Associates are required to consider local requirements. If providing gifts or entertainment to a public official, they must consider whether this is permitted under local law as well as the rules of such public bodies.

•

Have regard to the location of the party in question by reference to the latest Transparency International - Corruption Perceptions Index and escalate to Legal & Compliance where a party is based in a jurisdiction that has achieved a score of less than 70.

Transaction fees

Bribery/Corruption may also arise were Pantheon to receive remuneration from a GP of a portfolio fund in return for Pantheon Funds, having made a commitment in such portfolio fund. To avoid any conflict of interests or the perception of conflicts of interest, Pantheon does not accept transaction fees from GPs nor does it allow for any soft dollar arrangements.

5.	Use of Third-Party Representatives

Pantheon is liable if a person ‘associated’ with it bribes another person intending to obtain or retain business or a business advantage for Pantheon. A person ‘associated’ with Pantheon is defined at as a person who ‘performs services’ for or on behalf of Pantheon and can be an individual or an incorporated or unincorporated body. This covers third-party relationships such as placement agents, contractors and consultancy firms.

Senior management is responsible for the evaluation of each third-party relationship and determining whether a significant risk is posed. Criteria to be considered include: the location where the third party will operate, any history of bribery/corruption charges and the general compliance and legal history of the third-party service provider, and the existence of appropriate policies and procedures covering bribery, gifts and entertainment. Where risk regarding a third-party arrangement has been identified, senior management must exercise enhanced due diligence and determine whether it is necessary to take additional steps. If available, a request may be made for a copy of any internal audit or other monitoring report and results. Pantheon may also ask such third party for copy of its ABC policies and procedures and request periodic certification as to compliance with such policies and procedures. Should the third party not have an anti-bribery policy, or should Pantheon consider their policy to be insufficient, Pantheon may provide a copy of its own Pantheon Anti-Bribery and Anti-Corruption Policy and require such service provider to certify periodically that it has complied with the requirements set out in the Pantheon Anti-Bribery and Anti-Corruption Policy.

6.	Facilitation Payments

Facilitation payments in many countries take place as part of customary business practice. Facilitation payments involve the payment of money or gifts to junior government officials as an incentive to facilitate or speed up a process, e.g. obtaining licences or permits. Facilitation payments are permitted under the FCPA. However, under the UK Bribery Act and the Irish CJA such payments are not distinguished from bribes and are therefore illegal under UK and Irish law whether they happen in that country or in another jurisdiction. Consistent with the Bribery Act 2010, Pantheon explicitly prohibits facilitation payments. However, Pantheon can continue to pay for legally required administrative fees or legitimate fast-track services.

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7.	PEPs

Pantheon associates should be vigilant during their dealings with politically exposed persons (“PEPs”). A PEP is a person who has been entrusted with a prominent public function, is a senior politician, or is a close associate of such a person. By virtue of the public position and the influence that they hold, a PEP may present a higher risk for potential involvement in bribery. For more information about PEPs please refer to Pantheon’s Anti-Money Laundering and Counter Terrorist Financing Policy and Pay to Play Policy. Pantheon associates, as with other aspects of financial crime are regarded as the first line of defence; as such they are expected to highlight any PEP association in relation to an investor or investment if known.

8.	Our steps to prevent Bribery & Corruption

Pantheon has developed an anti-bribery and anti-corruption risk assessment, the purpose of which is to further identify:

•	those areas of Pantheon’s business and activities that are subject to an inherently higher risk of bribery and corruption, if any;

•	the existing controls and mitigating factors in place to manage and address such risks;

•	the inherent and residual risk ratings of such areas of Pantheon’s business and activities;

•	potential enhancements to further reduce / mitigate any residual risks highlighted in its assessment.

Pantheon already operates a Gifts and Entertainment Policy, an Inducement Policy (UK & Ireland) and a Pay to Play Policy and has also implemented certain additional procedures to assist in the prevention of bribery. This policy and these procedures have been designed in a manner which is considered to be appropriate to the size and the organisation of Pantheon and are therefore considered to be adequate to prevent and eliminate bribery within the organisation. Nevertheless, the design of this policy and such arrangements will be kept under review and modified as appropriate from time to time in the context of the development of Pantheon’s size, product range, business model and the jurisdictions in which it operates.

Pantheon is committed to the education of its Associates in bribery and corruption prevention. The Compliance Team provides training to Associates on a periodic basis.

Pantheon understands that the ABC risk it faces is continuous and seeks to review its risk assessment on a periodic basis and/or in connection with the Pantheon compliance monitoring and testing program.

9.	Oversight and management of incidents of bribery & corruption

Pantheon managers are responsible for monitoring staff activities and expenses to identify possible breaches of this Policy. Any possible or actual breach of this Policy should be reported to a member of the Legal and Compliance Team, unless it is not appropriate (for example where the alleged breach involves a member of the Legal and Compliance Team), in which case the breach should be reported to a member of the Partnership Board or to the Board of Directors where it relates to PV (Ireland). In addition to such reporting, representatives from the Legal and Compliance Team, with assistance from the Finance & Risk Teams shall be tasked with identifying possible instances of bribery during the course of their activities pursuant to the anti-bribery procedures developed by the Legal and Compliance team.

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The Compliance Team will also, if they consider it appropriate to do so in any particular instance, refer to the Pantheon Partnership Board, or to the Board of Directors where it relates to PV (Ireland), any actual or potential instance of possible bribery. In such circumstances, the Partnership Board/Board of Directors has final responsibility to oversee the Pantheon’s response and decide how or whether to refer the matter to law enforcement agencies. Anti-bribery will feature on the Legal and Compliance Team’s quarterly reports to the Partnership Board/Board of Directors.

10.	Disciplinary action

Pantheon Associates found in violation/breach of this policy or local laws on bribery will face disciplinary action which could include dismissal for gross misconduct. Associates should be aware that they could also be liable to criminal prosecution if provisions of bribery and corruption laws are breached.

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Appendix 1

Six Principles for Bribery Prevention

1)

Proportionality: Pantheon’s procedures to prevent bribery by persons associated with it are proportionate to the bribery risks it faces and to the nature, scale and complexity of the commercial organisation’s activities. They are also clear, practical, accessible, effectively implemented and enforced.

2)

Top-level commitment: The top-level management of Pantheon is committed to preventing bribery by persons associated with it. They foster a culture within the organisation in which bribery is never acceptable

3)

Risk Assessment: Pantheon assesses the nature and extent of its exposure to potential external and internal risks of bribery on its behalf by persons associated with it. The assessment is periodic, informed and documented.

4)

Due Diligence: Pantheon applies due diligence procedures, taking a proportionate and risk based approach, in respect of persons who perform or will perform services for or on behalf of Pantheon, in order to mitigate identified bribery risks.

5)

Communication (including training): Pantheon seeks to ensure that its bribery prevention policies and procedures are embedded and understood throughout Pantheon through internal and external communication, including training, that is proportionate to the risks it faces.

6)	Monitoring and review: Pantheon monitors and reviews procedures designed to prevent bribery by persons associated with it and makes improvements where necessary.

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Pantheon Fraud Prevention Policy

Last Reviewed May 2025

1. Applicability

This policy applies to all Pantheon Associates.

2. Objective

Pantheon is required to establish and maintain systems and controls to protect against fraud or attempted fraud or irregularities in the firm’s accounting or other records. Associates have individual responsibility to behave ethically and with honesty and integrity and to report any fraud or attempted fraud.

3. Senior Management Responsibility

It is the responsibility of Senior Management to ensure that individual Associates are aware of their obligations relating to their awareness of potential corrupt or fraudulent activity. Senior Management have overall responsibility for ensuring that Pantheon has established effective anti-bribery and anti-fraud systems and controls that reflect the corruption and fraud risks identified as facing the firm, and that are proportionate to the nature, scale and type of our business.

4. Examples of Fraudulent Activity

Pantheon’s Risk Team and the Finance and Corporate Funds Team have implemented fraud prevention and detection controls to ensure that all Associates meet the highest ethical standards by ensuring that they remain alert to acts of fraud or attempted fraud. The controls are intended to enable effective prevention of and allow early detection and reporting of any fraud or attempted fraud.

Examples of fraudulent activity include but are not limited to:

•	Theft;

•	False accounting;

•	Conspiracy to defraud;

•	Dishonestly making a false representation;

•	Dishonestly failing to disclose to another person information which he is under a legal duty to disclose;

•

Dishonestly abusing (by action or omission) a position of trust in which one is expected to safeguard or not act against the financial interests of another person, and or acting with the intent to make a gain for yourself, or another, or to cause loss/expose another to risk of loss; and

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In addition, the UK Bribery Act of 2010 introduced the strict liability offence of failure to prevent bribery, the UK Criminal Finance Act 2017 introduced the strict liability offence of failure to prevent facilitation of tax evasion and more recently the UK Economic Crime and Corporate Transparency Act 2023 introduced the new strict liability offence of failure to prevent fraud (covering a broader range of fraud types that the bribery or tax evasion offences). These “failure to prevent” offences for bribery, tax evasion and fraud share a common legal framework and purpose. These offences aim to hold organisations (such as Pantheon) criminally liable for failing to prevent specific crimes committed by “associated persons” (like employees, agents, or subsidiaries) when the crime benefits or is intended to benefit the organisation. As a strict liability offence, liability is not dependent on knowledge etc. of the criminal action. The main defence is demonstrating that the organisation had reasonable procedures in place to prevent the act of bribery, tax evasion or other fraud. Typically, these laws have extra-territorial application so long as there is a nexus to the UK. In the case of the UK Economic Crime and Corporate Transparency Act 2023, the failure to prevent fraud offence applies where part of the relevant fraudulent act takes place in the UK or targets UK victims, even if the corporate and employee are based outside the UK

Associates must be aware that some fraud offences may potentially overlap with market abuse offences or other financial crimes under anti-money laundering and anti-bribery and corruption laws and may attract additional sanctions under these regimes as well.

5. Anti-Fraud Systems and Controls

The Risk Team, working in conjunction with the Finance and Corporate Funds Teams, have primary responsibility for ensuring that Pantheon has adequate checks and balances to mitigate against the likelihood of any of the above matters. These checks and balances are also reviewed annually as part of the audit cycle, as well as part of the Type II SSAE16, ISAE 3402 Internal Controls reports, conducted by an independent external audit firm, and lead and coordinated by the firm’s Risk Team. The results of the audits are shared with the Partnership Board and our Clients/investors. The full details of Pantheon’s systems, controls, checks and balances against fraud are maintained by the Risk, Finance and Corporate Funds Teams.

The UK Economic Crime and Corporate Transparency Act outlines “six principles” (controls) that firms should reflect in their procedures in order to mitigate the risk of fraud being committed on their behalf. In particular:

i.	Top level commitment

Responsibility for the prevention and detection of fraud rests with those charged with governance – such as the Partnership Board, Partners and Senior Management

ii.	Risk assessment

Performing an assessment of the nature / extent of risks pertaining to staff, agents and other associated persons who are at risk of committing fraud

iii.	Proportionate risk-based prevention procedures

The need for procedures to be proportionate to the risks faced and the nature / scale / complexity of activities undertaken

iv.	Due diligence

Maintain procedures for persons who perform services for or on behalf of the firm

v.	Communication (including training)

Fraud prevention policies should be communicated to, embedded within and understood throughout the firm

vi.	Monitoring and review

Undertake regular review and introducing improvements where necessary

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6. Procedure for the Reporting of Suspected Cases of Fraud

Pantheon has an obligation to notify the firm’s regulators immediately should Pantheon become aware or have a reason to believe that the following has occurred or may occur:

•	Pantheon becomes aware that an employee may have committed a fraud against one of its customers/clients/investors;

•	Pantheon becomes aware that a person, whether or not employed by the firm, may have committed a fraud against the firm;

•	Pantheon considers that any person, whether or not employed by the firm, is acting with intent to commit a fraud against the firm;

•	Pantheon identifies irregularities in the firm’s accounting or other records, whether or not there is evidence of fraud;

•

Pantheon suspects that one of its employees may be guilty of serious misconduct concerning their honesty or integrity and which is connected with Pantheon’s regulated activities or ancillary activities. If an Associate suspect that activities constituting fraud are being undertaken, these suspicions must be reported directly to the Compliance Team for immediate investigation. All such reports will be treated in the strictest confidence.

Upon receipt of this information, the Head of Compliance / Chief Compliance Officer will escalate any concerns as necessary, including with the HR and Risk Departments, and to the Partnership Board / Board of Directors. The Partnership Board / Board of Directors, in consultation with the Head of Compliance / Chief Compliance Officer and the Risk Committee, will determine what necessary external reporting should be made. The Head of Compliance / Chief Compliance Officer is responsible for making the necessary regulatory notifications should any of these events be identified.

The Compliance Team will maintain copies of all relevant documentation of the reported issue.

7. Disciplinary Procedures/Penalties for Fraud/Attempted Fraud

The attempt to defraud is treated as seriously as accomplished fraud. Any Associate suspected of carrying out fraud or attempted fraud will be subject to internal Pantheon disciplinary procedures as set out in the Employee Manual, which forms part of your employment contract with Pantheon as well as possible criminal prosecution. Fraud is a criminal offence. Therefore, any Associate who is found guilty of fraud or attempted fraud may be subject to criminal prosecution, and if convicted, is liable to imprisonment or a fine, or both.

If the employee is a Senior Manager or a Certified Person in accordance with SM&CR, an Approved Person, a Licenced Representative, holds a Controlled Function or a Pre-Approval Controlled Function, the Associate’s activities would also be notified to Pantheon’s regulators. Regulators may take action against the Associate, including potentially barring the Associate from ever working in the financial services sector again as matters of fraud call to question an Associate’s fitness and propriety.

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Pantheon Political Contribution Policy

Last Reviewed June 2025

Overview and Objective

Pantheon respects the rights of Pantheon Associates to lawfully participate in the political process and make personal contributions to candidates or existing officials of their choice for U.S. federal, state, or local (or other political subdivision thereof) office. When a Pantheon Associate chooses to participate in the political process, they must do so at all times as an individual, not as a representative of Pantheon. As a matter of Pantheon policy, no Pantheon Associate may make, or cause Pantheon to make, a contribution to an elected official or candidate for elected office of a U.S. federal, state, or local body (or other political subdivision thereof) (hereafter a “Government Entity”) for the purpose of obtaining or retaining business for Pantheon.

Under U.S. federal, state, and local laws, referred to as “pay to play” laws, political contributions by Pantheon Associates and their connected person(s)1 could impact Pantheon’s ability to continue to do business or obtain new business with certain Government Entities. Pay to play laws are generally intended to prevent government officials from selecting investment advisers on the basis of their political contributions. These laws include Investment Advisers Act Rule 206(4)-5 (the “Rule”). Failure to comply with the Rule may prohibit Pantheon from receiving compensation for managing money for Government Entity clients for up to two (2) years following a disqualifying contribution. To address the requirements of the Rule, all Pantheon Associates and their connected person(s) are considered “Covered Associates” under the Rule.

To ensure compliance with the requirements of the Rule, Pantheon has established this Policy. The Compliance Team and Human Resources are responsible for administering the Policy.

If Pantheon Associates and their connected person(s) have any questions about a political contribution that they would like to make, or a political activity they are considering, they should contact the Compliance Team.

Registered Representatives of Pantheon Securities, LLC

FINRA Rule 2030 is modeled after the SEC Pay-to-Play Rule (formalized as Rule 206(4)-5). Rule 2030 prohibits a FINRA member firm from engaging in distribution or solicitation activities for compensation with a government fund on behalf of an investment adviser within two (2) years after the firm or one of its covered associates makes a political contribution to a government official with influence over the government fund or to a candidate for such an office. Like the SEC Rule, a firm’s “covered associates” include its general partner, managing member or executives with similar functions; persons who are engaged in distribution or solicitation activities with government funds and their supervisors; and political action committees controlled by the firm or a covered associate.

Additionally, FINRA Rule 4580 imposes certain recordkeeping requirements pertaining to the activities regulated by FINRA Rule 2030 and requires covered members to maintain a list or other record of:

•	the names, titles, and business and residential addresses of all covered associates;

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A connected person is a person that is (i) a Pantheon Associate’s Partner (defined as a spouse, civil partner, or any person with whom the Associate lives as a partner in an enduring family relationship), (ii) a child or stepchild of the Associate or of the Associate’s Partner, or (iii) an individual having a financial dependence on the Associate or the Associate’s Partner (which could include, but is not limited to, a mature student) or vulnerability resulting in any other dependency on the Associate or the Associate’s Partner (which could include, but is not limited to, an elderly relative).

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•

the name and business address of each investment adviser on behalf of which the covered member has engaged in distribution or solicitation activities with a Government Entity within the past five (5) years (but not prior to the Rule’s effective date);

•

the name and business address of all Government Entities with which the covered member has engaged in distribution or solicitation activities for compensation on behalf of an investment adviser, or which are or were investors in any covered investment pool on behalf of which the covered member has engaged in distribution or solicitation activities with the Government Entity on behalf of the investment adviser to the covered investment pool, within the past five (5) years (but not prior to the Rule’s effective date); and

•

all direct or indirect contributions made by the covered member or any of its covered associates to an official of a Government Entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a PAC.

FINRA Rule 4580 requires that the direct and indirect contributions or payments made by the covered member or any of its covered associates be listed in chronological order and indicate (i) the name and title of each contributor, (ii) each recipient of the contribution or payment, (iii) the amount and date of each contribution or payment, and (iv) whether the contribution was the subject of the exception for returned contributions in Rule 2030.

Permitted Contributions and Political Activities

Pantheon Associates and their connected person(s) must enter information into the Pantheon internal reporting system and receive approval before they may:

•

Make a contribution to an elected official or candidate for elected office of a Government Entity (including Presidential elections) up to and including an aggregated US$150 per candidate, per election;

•

Make a contribution of up to US$150 to a political party, Political Action Committee (“PAC”) (note: contributions to a PAC may be above US$150 if permission is granted by the Head of Compliance prior to the contribution and documented in the Pantheon internal reporting system, along with completing the certification in Appendix A below) or other organization (1) if the contribution is not directed to an individual elected official or candidate for elected office of a Government Entity and (2) following due diligence to confirm that the entity receiving the contribution will not funnel funds to a specific elected official or candidate for elected office of a Government Entity. Requests to contribute to a political party, PAC, or other organization require due diligence and pre-approval by the Compliance Team, which may refer review of a proposed contribution to the Partnership Board; or

•

As part of a campaign, volunteer their time on behalf of an elected official or candidate for elected office of a Government Entity during non-business hours so long as Pantheon Associates and their connected person(s) do not use Pantheon’s name (or imply any endorsement by Pantheon) or resources (such as corporate facilities, systems, communications equipment and phone lines, office supplies, and mailing lists), and so long as Pantheon Associates and their connected person(s) do not coordinate or solicit any person or PAC to make any contribution (as described further below).

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Prohibited Contributions and Political Activities

No Pantheon Associate may:

•

Make a contribution to an elected official or candidate for elected office of a Government Entity (including Presidential elections) in excess of the US$150 limit set forth above without the prior approval of the Compliance Team, as stated above;

•	Cause Pantheon to make any contribution to an elected official or candidate for any elected office of a Government Entity;

•

Cause Pantheon to pay a third party (including affiliates) to solicit a Government Entity for business unless the Compliance Team has provided approval in advance of the activity (for example, either an SEC-registered investment adviser or a FINRA-registered broker dealer);

•

Coordinate or solicit any person, PAC or other organization to make any contribution to an elected official or candidate for elected office of a Government Entity or contribution to a U.S. local or state political party (this includes but is not limited to requesting funds in speeches or written materials);

•	Use Pantheon’s name or resources (as described above) in connection with any service to a campaign or in support of any elected official or candidate for elected office of a Government Entity; or

•

Engage in any lobbying efforts on behalf of Pantheon, since lobbying is a regulated activity that often requires public filings and/or registration, without prior approval from the Compliance Team and the Pantheon Partnership Board.

Political Activities & Indirect Contributions

Overview

Pantheon Associates and their connected person(s) need to know that the Rule prohibits Pantheon and Pantheon Associates and their connected person(s) from doing anything indirectly which, if done directly, would result in a violation of the Rule and this Policy.

Certain activities supporting elected officials or candidates of a Government Entity, including fundraising, may be considered indirect contributions and are prohibited. Therefore, political activities are subject to pre-approval by the Compliance Team.

Prohibited Activities

Following are examples of prohibited activities. Pantheon Associates and their connected person(s) may not:

•	Speak at a fundraising event for an elected official or candidate for any elected office of a Government Entity;

•

Provide a venue or other support, such as refreshments, for an event that involves directly or indirectly soliciting contributions for an elected official or candidate for any elected office of a Government Entity;

•	Purchase a ticket for a fundraising dinner for a fee in excess of the value of the dinner if the excess is directed to an elected official or candidate for any elected office of a Government Entity.

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Additionally, Pantheon Associates and their connected person(s) should be aware of contributions that may be viewed as in their control and therefore may be a violation of this Policy and the Rule, including the following:

•	Solicitation of any person, such as a spouse, family member or friend, to make a contribution;

•	Contributions made by spouses from a joint checking account, which may give the appearance of an indirect contribution; and

•

Contributions made to an entity where a Pantheon Associate has the ability to direct the use of the funds or knows that entity will use the funds to support an elected official or candidate for elected office of a Government Entity.

Prospective Pantheon Associates

The Rule has a “look back” provision on contributions made by newly hired Pantheon Associates. To prevent past contributions by a newly hired Pantheon Associate from impacting Pantheon’s ability to receive compensation from its clients, prospective new Pantheon Associates must provide information regarding past contributions and political activities made two (2) years prior to the prospective hire date.

Contribution history is collected from prospective Pantheon Associates prior to the first date of employment. The Compliance Team will review the contribution and political activity information to determine if it poses challenges to Pantheon’s ability to conduct business.

Procedures

Pre-Clearance

Prior to making a contribution, information regarding the proposed contribution must be entered into the Pantheon internal reporting system by the Pantheon Associate and be approved by the Compliance Team. Requested exceptions to the policy require special review and approval of the Compliance Team and may be referred to the Partnership Board for further review, as appropriate.

Prior to engaging in a political activity, information regarding the proposed activity must be entered into the Pantheon internal reporting system by the Pantheon Associate, who must wait for approval from the Compliance Team before engaging in the activity. The proposed activity may be referred to the Partnership Board for review.

As necessary, the Compliance Team will research local and state pay to play laws and Pantheon will bear the costs of external support for such pay to play research in California, New York and Illinois. Pantheon Associates and their connected person(s)who wish to make contributions or engage in political activities in other states may be required to pay for external support to research local and/or state pay to play laws.

The Compliance Team reserves the right to prohibit any proposed contribution or political activity that is deemed to raise a risk of violating the Rule, state or local laws or this Policy, or any actual or apparent conflict of interest, or place Pantheon’s business at risk, or for any other reason determined by the Compliance team.

Periodic Reporting

On a periodic basis (typically via the Pantheon annual certification process), all Pantheon Associates and their connected person(s) must submit an acknowledgement confirming that they are in compliance with this Policy and acknowledging that the information regarding their contributions and political activities in the Pantheon internal reporting system is complete and accurate.

New Government Entity Clients

The Compliance Team shall review records of contributions in excess of US$150 made within two (2) years of the date of anticipated inception of an account with a Government Entity to determine whether any contributions have been made to an official of the Government Entity. Information regarding contributions greater than US$150, if any, will be shared with the Investor Relations Team to preclude efforts to contact Government Entity until two (2) years after the contribution.

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Confidentiality

Pantheon respects the rights of Pantheon Associates and their connected person(s) to lawfully contribute to the political process and will keep the information provided under this Policy confidential, subject to the rights of inspection of the Compliance Team and all regulatory and licensing bodies, or as any disclosure may become necessary or advisable in the operation of Pantheon, including disclosures at the request of representatives of clients and potential clients who are Government Entities, pension funds, or their fiduciaries, if requested to do so.

Compliance with Other Laws

It should not be assumed that pre-clearance or approval under this Policy is confirmation that Pantheon Associates and their connected person(s) are complying with any applicable campaign finance, lobbying, or other applicable laws. Each Pantheon Associate is urged to consult such advisors or counsel as appropriate on such laws. With respect to clients and potential clients that are Government Entities, additional state and local rules may apply.

Violations

If any Pantheon Associate becomes aware of a potential violation or violation of this Policy, they must immediately notify the Compliance Team. The ability to cure a violation or potential violation is time-sensitive, and it is important that the Compliance Team is notified as soon as possible. In the event that a Pantheon Associate makes a contribution in violation of this Policy or the Rule, the Pantheon Associate agrees to take all reasonable efforts as requested by Pantheon to prevent the triggering of the Rule’s two-year time-out period, including, but not limited to, actively seeking the return of the contribution.

Recordkeeping

Pantheon will maintain the following books and records:

1.	The names, titles and business (if other than Pantheon’s address) and residence addresses of all Pantheon Associates and their connected person(s).

2.

All Government Entities to which Pantheon provides or has provided investment advisory services, or which are or were investors in any fund or other pooled vehicle to which Pantheon provides or has provided investment advisory services, as applicable, in the past five years.

3.

All direct or indirect contributions made by Pantheon or any Pantheon Associates and their connected person(s) to an official of a Government Entity, or to a political party of a state or political subdivision thereof, or to a political action committee, if applicable. Records relating to such contributions must be listed in chronological order and indicate:

i.	the name and title of each contributor;

ii.	the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution;

iii.	the amount and date of each contribution; and

iv.	whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(2).

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4.

The name and business address of each person or entity to which Pantheon provides or agrees to provide, directly or indirectly, payment to solicit a Government Entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2), if applicable.

Oversight

The Compliance Team is responsible for the oversight of this Policy. Pantheon Associates and their connected person(s) are encouraged to contact the Compliance Team with any questions about this Policy. Compliance shall periodically complete public donor database spot checks with regard to review political contributions/potential political contributions made/reported by Pantheon Associates and their connected person(s).

Questions Regarding Application of the Policy

Pantheon Associates should consult the Compliance Team if they have any questions about whether a contribution or activity would be prohibited or restricted by this Policy or the Rule.

For example, please seek guidance from the Compliance Team if:

•	You or a family member expects to run for state or municipal office;

•	You or a family member expects to serve in an official capacity in a campaign for state or municipal office; or

•	You or a family member are asked to make a non-political (e.g., charitable) contribution by an elected official of a Government Entity.

Definitions

For purposes of this Policy:

“Pantheon” includes Pantheon Ventures Inc., Pantheon Ventures (US) LP, Pantheon Ventures (UK) LLP, Pantheon Ventures (Ireland) DAC, Pantheon Ventures (Asia) Limited, and Pantheon Ventures (Singapore) Pte. Ltd.

“Contribution” means any contribution, gift, subscription, loan, advance or deposit of money including:

(i)	payment of debt incurred in connection with an election;

(ii)	transition or inaugural expenses of a successful candidate; or

(iii)	anything else of value to the candidate or official, other than volunteered time outside of business hours.

For any non-Pantheon Officer, partner or employee who is determined to be covered by this Policy under the Rule, the Compliance Team is responsible for establishing appropriate pre-clearance and reporting procedures, unless the non-Pantheon Associate is subject to a Policy administered by her/his employer.

“Family member” means any person, related by blood, marriage, domestic partnership or civil union, who lives in the same household as the Pantheon Associate and includes: any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, and any adoptive relationships living in the same household as the Pantheon Associate.

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“Government Entity” means any U.S. city, state or political subdivision of a state, including:

(i)	any agency, authority, or instrumentality of the state or political subdivision;

(ii)

a pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (the “Code”), or a state general fund;

(iii)

any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “qualified tuition plan” authorized by Section 529 of the Code, a retirement plan authorized by Section 403(b) or 457 of the Code, or any similar program or plan; and

(iv)	officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Rule” means U.S. Investment Advisers Act Rule 206(4)-5, which prohibits investment advisers and their Covered Associates from making political contributions greater than de minimis limits to an elected official or candidate for elected office of a Government Entity. Political contributions in violation of the Rule will trigger a two-year time-out during which advisers cannot provide advisory services for compensation to the Government Entity that received the contribution.

“Solicit” means:

(i)	with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment advisor; and

(ii)	with respect to a contribution, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution.

Reference: Advisers Act – Rule 206(4)-5; Rule 204-2: FINRA Rules - 2030 and 4580: Applicable State Laws

Effective Date: March 14, 2011

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Appendix A - Political Action Committee Donation Certification

Per Pantheon’s Political Contribution policy (Annex K to the Code of Ethics), associates can make a contribution of up to US$150 to a political party, Political Action Committee (“PAC”) (contributions to a PAC may be above US$150 if permission is granted by the Head of Compliance prior to the contribution and documented in the Pantheon internal reporting system) or other organization:

•	if the contribution is not directed to an elected official or candidate for elected office of a Government Entity and;

•	following due diligence to confirm the entity receiving the contribution will not funnel funds to an elected official or candidate of a Government Entity.

In order to make a donation in excess of $150 to a PAC (subject to federal election law limits), the Pantheon Associate must certify to the following:

•	Pantheon and/or its covered associates do not “control” the PAC (meaning the associate does not have the ability to direct or cause the direction of the governance or the operations of that PAC);

•

The contributions do not violate the rule’s prohibition on doing indirectly what you can’t do directly; meaning, this contribution is not part of a chain of contributions through PAC(s) made for the purpose of avoiding the pay to play rule

I, {name} hereby certify that I do not control {Name of PAC} and the {amount $$} contribution that I am making to {Name of PAC} is not part of a chain of contributions through this PAC made for the purpose of avoiding the pay to play rule.

(Print Name)	(Signature)	(Date)

8

INTERNAL ALL

Pantheon Whistleblowing Policy

Last update November 2025

Applicability

This policy applies to all Pantheon Group Associates1.

Overview

Whether in respect of a firm or an individual, whistleblowing is the making of a disclosure that, in the reasonable belief of the Associate making such disclosure (the “Reporting Person”), is in the public interest and asserts that one or more of the following has taken place in the past, is taking place in the present, or will likely take place in the future:

•

crime(s), breaches of law, serious breaches of legal and regulatory obligations (such as securities violations, fitness & propriety, violations of our obligations on bribery, corruption, sanctions, money laundering, fraud, tax evasion, facilitation of tax evasion and other criminal activities);

•	a miscarriage of justice;

•	a danger to health and safety;

•	damage to the environment; or

•	attempts to cover up such malpractice of the above (such as concealing or destroying evidence of wrongdoing).

How to make a whistleblowing disclosure

Pantheon hopes that, in many cases, Associates will be able to raise any concerns with their direct manager. However, where Associates would prefer to raise concerns via other channels, they may contact senior management, HR or the applicable Chief Compliance Officer (“CCO”) / Head of Compliance (each, a “Designated Person”) who will maintain communication with the Reporting Person, follow-up on the report and provide feedback to the Reporting Person.

Protection and support for whistleblowers

Pantheon shall ensure that no discrimination, harassment, victimization, penalization or, in the case of Associates, any other unfair employment practice like retaliation, threat or intimidation of termination/suspension of service, disciplinary action, transfer, demotion, refusal of promotion or the like will be adopted against Associates making whistleblower disclosures.

Associates are expressly forbidden from taking any adverse personal actions against Reporting Persons. Associates found to have been involved in such conduct may be subject to disciplinary action.

A whistleblower may report any violations of this section to a Designated Person.

[1]	Please refer to the Pantheon Ventures (Ireland) DAC section of the policy for further details of applicability specific to Ireland.

Confidentiality

Pantheon will treat all such disclosures in a sensitive manner and will endeavor to keep the identity of an individual making an allegation confidential. However, the investigation process may inevitably reveal the source of the information and the individual making the disclosure may need to provide a statement which cannot be kept confidential if legal or regulatory proceedings arise. Pantheon will make every effort to keep your identity secret and only reveal it where necessary to those involved in investigating your concern.

Anonymous allegations

Pantheon hopes that Associates will feel able to voice whistleblowing concerns openly under this Policy. This Policy does not require individuals to put their names to any disclosures they make. An Associate may choose to report a breach anonymously. Anonymous reporting can be done via the Whistleblowing Disclosure form located on the Pantheon internal reporting system through the link below. (Note: this link is also readily available via the Pantheon intranet.)

Anonymous Whistleblowing

Investigation and outcome

The Designated Person will aim to acknowledge receipt of a whistleblowing disclosure within seven (7) days of receipt. The Designated Person will carry out an initial assessment to determine the scope of any investigation and will diligently follow up on all reports received. The Reporting Person may be required to attend additional meetings in order to provide further information. The Designated Person will aim to provide feedback to the Associate on actions taken or envisaged to be taken within three (3) months of the date of the whistleblowing disclosure and will aim to provide further feedback to the Associate at three-month intervals thereafter2. Whilst the Designated Person will aim to keep the whistleblowing Associate informed of the progress of the investigation, sometimes the need for confidentiality may prevent them from giving the Associate specific details of the investigation or any disciplinary action taken as a result. Associates should treat any information about the investigation as confidential.

External Disclosures

The aim of this Policy is to provide an internal mechanism for reporting, investigating and remedying any wrongdoing in the workplace. We believe that in light of our processes, Associates should not find it necessary to alert anyone externally. However, Associates have the right to report concerns to an external body, such as a regulator3. Pantheon Associates may seek advice internally before making whistleblowing disclosures to anyone externally.

[2]	Please refer to the Pantheon Ventures (Ireland) DAC section of the policy for further details of applicability specific to Ireland.
[3]	Please refer to the Pantheon Ventures (Ireland) DAC section of this policy for further details on the rights of the reporting person to report to an external body.

Pantheon Ventures (Ireland) DAC (“PV Ireland”)

In Ireland, this Policy also applies to members of the Board of PV Ireland, shareholders, and job applicants. Job applicants can make a disclosure via the Whistleblowing Disclosure link located on the Pantheon Careers page and via the Worker Privacy Notice on the public website.

In Ireland, Reporting Persons have the right to report to a regulator, known as a ‘prescribed person’. A list of prescribed persons can be found at: www.gov.ie/prescribed-persons. Reporting Persons can also report to the Protected Disclosures Commissioner who will refer the report usually to a suitable regulator for acknowledgment, follow-up, and feedback. As part of the internal investigation and outcome process, the Designated Person will provide the Reporting Person with information on how to report externally to a prescribed person or to the Protected Disclosures Commissioner.

Pre-Approval Controlled Function (“PCF”) Disclosures

Persons holding PCF roles in regulated firms who need to make a disclosure of an alleged offence, breach of financial services legislation or concealment or destruction of evidence of such in their firm are requested to make the disclosure by completing the disclosure form, available on the Central Bank of Ireland website.